Deutsche Bank

Financial Data Supplement Q4 2020 –
IASB IFRS Version

4 February 2021

Q4 2020 Financial Data Supplement

Due to rounding, numbers presented throughout this document may not sum precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

All segment figures reflect the segment composition as of the fourth quarter 2020.

The figures in this document are preliminary and unaudited. Our Annual Report 2020 and SEC Form 20-F are scheduled to be published on 12 March 2021.

This Financial Data Supplement is presented under IFRS as issued by the IASB. The Bank is filing its Interim and Annual Reports under IFRS as adopted by the IASB with the US SEC (https://www.db.com/ir/en/sec-filings-for-financial-results.htm).

The Financial Data Supplement presented under IFRS as endorsed by the EU is available on the bank's website (https://www.db.com/ir/en/quarterly-results.htm).

Summary

	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY2020 vs. FY2019
Group financial targets														
Post-tax return on average tangible shareholders' equity[1,11]	(0.1) %	0.7 %	(24.3) %	(7.3) %	(12.6) %	(10.9) %	(0.9) %	(0.4) %	1.6 %	0.6 %	0.2 %	13.2 ppt	(0.9)ppt	11.1 ppt
Adjusted costs ex. transformation charges, in € bn.[4,5]	22.8	5.9	5.3	5.2	5.1	21.6	5.5	4.9	4.8	4.7	19.9	(8.1)%	(2.6)%	(8.0)%
Cost/income ratio[1]	92.7 %	93.2 %	112.6 %	109.7 %	119.6%	108.2 %	90.7 %	84.6 %	87.1 %	91.4 %	88.4 %	(28.2)ppt	4.3 ppt	(19.9)ppt
Common Equity Tier 1 capital ratio[1,6,11]	13.6 %	13.7 %	13.4 %	13.4 %	13.6%	13.6 %	12.8 %	13.3 %	13.3 %	13.6 %	13.6 %	(0.0)ppt	0.3 ppt	(0.0)ppt
Leverage ratio (fully loaded)[1,7]	4.1 %	3.9 %	3.9 %	3.9 %	4.2%	4.2 %	4.0 %	4.2 %	4.4 %	4.7 %	4.7 %	0.5 ppt	0.2 ppt	0.5 ppt
Key Financial Metrics														
Statement of income														
Total net revenues, in € bn.	25.3	6.4	6.2	5.3	5.3	23.2	6.2	6.3	6.0	5.5	24.0	2.8 %	(7.5)%	3.7 %
Provision for credit losses, in € bn.	0.5	0.1	0.2	0.2	0.2	0.7	0.5	0.8	0.3	0.3	1.8	1.9 %	(7.9)%	147.7 %
Noninterest expenses, in € bn.	23.5	5.9	7.0	5.8	6.4	25.1	5.6	5.4	5.2	5.0	21.2	(21.4)%	(3.0)%	(15.4)%
Profit (loss) before tax, in € bn.	1.3	0.3	(0.9)	(0.7)	(1.3)	(2.6)	0.1	0.2	0.5	0.2	1.0	N/M	(55.0)%	N/M
Profit (loss), in € bn.	0.3	0.2	(3.1)	(0.8)	(1.5)	(5.3)	(0.0)	0.1	0.3	0.2	0.6	N/M	(32.4)%	N/M
Profit (loss) attributable to Deutsche Bank shareholders, in € bn.	(0.1)	0.1	(3.3)	(0.9)	(1.6)	(5.7)	(0.1)	(0.1)	0.2	0.1	0.1	N/M	(59.5)%	N/M
Balance Sheet														
Total assets, in € bn.[6]	1,348	1,437	1,436	1,501	1,298	1,298	1,491	1,407	1,388	1,325	1,325	2 %	(5)%	2 %
Net assets (adjusted), in € bn.[1,6]	1,010	1,063	1,022	1,019	946	946	994	986	994	962	962	2 %	(3)%	2 %
Loans (gross of allowance for loan losses), in € bn.[6]	405	415	419	431	434	434	459	442	432	432	432	(1)%	(0)%	(1)%
Average loans (gross of allowance for loan losses), in € bn.[6]	396	408	417	424	430	419	440	451	433	431	438	0 %	(1)%	4 %
Deposits, in € bn.[6]	564	575	577	584	572	572	567	573	575	568	568	(1)%	(1)%	(1)%
Allowance for loan losses, in € bn.[6]	4.2	4.2	4.0	4.1	4.0	4.0	4.3	4.9	4.8	4.8	4.8	20 %	0%	20 %
Shareholders' equity, in € bn.[6]	62	63	59	58	56	56	56	55	55	55	55	(2)%	0%	(2)%
Resources														
Risk-weighted assets, in € bn.[6]	350	347	347	344	324	324	341	331	325	329	329	2 %	1%	2 %
of which Operational risk RWA, in € bn.[6]	92	86	84	79	73	73	72	71	70	69	69	(5)%	(1)%	(5)%
Leverage exposure, in € bn.[7,9]	1,273	1,345	1,304	1,291	1,168	1,168	1,248	1,192	1,101	1,078	1,078	(8)%	(2)%	(8)%
Tangible shareholders' equity (Tangible book value), in € bn.	54	55	52	51	50	50	50	49	49	49	49	(2)%	0%	(2)%
Liquidity reserves, in € bn.	259	260	246	243	222	222	205	232	253	243	243	9 %	(4)%	9 %
Employees (full-time equivalent)[6]	91,737	91,463	90,866	89,958	87,597	87,597	86,667	86,824	86,984	84,659	84,659	(3)%	(3)%	(3)%
Branches[6]	2,064	2,057	1,994	1,972	1,931	1,931	1,921	1,920	1,915	1,891	1,891	(2)%	(1)%	(2)%
Ratios														
Post-tax return on average shareholders' equity[1,3]	(0.1) %	0.6 %	(21.2) %	(6.4)%	(11.1)%	(9.5) %	(0.8) %	(0.4) %	1.4 %	0.6 %	0.2 %	11.7 ppt	(0.8)ppt	9.7 ppt
Provision for credit losses as a % of average loans, in bps[1]	13	14	15	17	23	17	46	67	25	23	41	0 bps	(2) bps	24 bps
Loan-to-deposit ratio	71.7 %	72.1 %	72.7 %	73.7 %	75.8%	75.8 %	80.9 %	77.1 %	75.2 %	76.0 %	76.0 %	0.2 ppt	0.8 ppt	0.2 ppt
Leverage ratio (phase-in)[1]	4.3 %	4.1 %	4.2 %	4.2 %	4.3%	4.3 %	4.1 %	4.3 %	4.5 %	4.8%	4.8%	0.5 ppt	0.2 ppt	0.5 ppt
Liquidity coverage ratio	140%	141%	147%	139%	141%	141 %	133%	144%	151%	145%	145%	4 ppt	(6)ppt	4 ppt
Per Share Information														
Basic earnings per share[9]	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	€ (0.01)	€ (0.14)	€ 0.14	€ 0.08	€ 0.06	N/M	(40)%	N/M
Diluted earnings per share[1,9]	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	€ (0.01)	€ (0.14)	€ 0.13	€ 0.08	€ 0.06	N/M	(39)%	N/M
Book value per basic share outstanding[1]	€ 29.69	€ 29.84	€ 27.77	€ 27.61	€ 26.37	€ 26.37	€ 26.15	€ 26.19	€ 26.05	€ 26.03	€ 26.03	(1)%	(0)%	(1)%
Tangible book value per basic share outstanding[1]	€ 25.71	€ 25.86	€ 24.49	€ 24.36	€ 23.41	€ 23.41	€ 23.24	€ 23.29	€ 23.19	€ 23.18	€ 23.18	(1)%	(0)%	(1)%

For footnotes please refer to page 30.

Consolidated Statement of Income

(in € m.)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Interest and similar income	24,718	6,502	6,863	6,328	5,515	25,208	5,492	4,527	4,032	3,903	17,954	(29)%	(3)%	(29)%
Interest expense	11,402	3,147	3,190	2,873	2,248	11,458	2,230	1,431	1,406	1,338	6,405	(41)%	(5)%	(44)%
Net interest income	**13,316**	**3,355**	**3,673**	**3,455**	**3,266**	**13,749**	**3,261**	**3,096**	**2,626**	**2,565**	**11,548**	**(21)%**	**(2)%**	**(16)%**
Provision for credit losses	525	140	161	175	247	723	506	761	273	251	1,792	2 %	(8)%	148 %
Net interest income after provision for credit losses	**12,791**	**3,215**	**3,512**	**3,279**	**3,019**	**13,026**	**2,755**	**2,334**	**2,353**	**2,314**	**9,756**	**(23)%**	**(2)%**	**(25)%**
Commissions and fee income	10,039	2,382	2,484	2,316	2,339	9,520	2,439	2,227	2,299	2,459	9,424	5 %	7 %	(1)%
Net gains (losses) on financial assets/liabilities at fair value through P&L	1,209	717	171	(599)	(95)	193	231	708	881	513	2,332	N/M	(42)%	N/M
Net gains (losses) on financial assets at fair value through OCI	317	46	24	167	23	260	125	62	50	86	323	N/M	73 %	24 %
Net gains (losses) on financial assets at amortized cost	2	0	1	(1)	0	0	60	171	96	(4)	324	N/M	N/M	N/M
Net income (loss) from equity method investments	219	33	45	8	23	110	15	45	22	38	120	64 %	76 %	9 %
Other income (loss)	215	(183)	(194)	(84)	(208)	(668)	86	33	(24)	(157)	(61)	(24)%	N/M	(91)%
Total noninterest income	**12,000**	**2,995**	**2,530**	**1,808**	**2,083**	**9,416**	**2,957**	**3,246**	**3,324**	**2,936**	**12,463**	**41 %**	**(12)%**	**32 %**
Memo: Net revenues	**25,316**	**6,351**	**6,203**	**5,262**	**5,349**	**23,165**	**6,218**	**6,342**	**5,950**	**5,501**	**24,011**	**3 %**	**(8)%**	**4 %**
Compensation and benefits	11,814	2,866	2,813	2,773	2,691	11,142	2,689	2,645	2,663	2,475	10,471	(8)%	(7)%	(6)%
General and administrative expenses	11,286	3,070	3,089	2,776	3,317	12,253	2,875	2,599	2,336	2,449	10,259	(26)%	5 %	(16)%
Impairment of goodwill and other intangible assets	0	0	1,035	2	(0)	1,037	0	0	0	0	0	N/M	N/M	(100)%
Restructuring activities	360	(17)	50	224	387	644	74	123	185	103	485	(73)%	(44)%	(25)%
Noninterest expenses	**23,461**	**5,919**	**6,987**	**5,774**	**6,395**	**25,076**	**5,638**	**5,367**	**5,183**	**5,027**	**21,216**	**(21)%**	**(3)%**	**(15)%**
Profit (loss) before tax	**1,330**	**292**	**(946)**	**(687)**	**(1,293)**	**(2,634)**	**74**	**213**	**494**	**222**	**1,003**	**N/M**	**(55)%**	**N/M**
Income tax expense (benefit)	989	91	2,204	145	191	2,630	78	129	177	8	391	(96)%	(96)%	(85)%
Profit (loss)	**341**	**201**	**(3,150)**	**(832)**	**(1,483)**	**(5,265)**	**(4)**	**84**	**317**	**215**	**612**	**N/M**	**(32)%**	**N/M**
Profit (loss) attributable to noncontrolling interests	75	23	40	27	35	125	23	32	31	42	129	20 %	36 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	**267**	**178**	**(3,190)**	**(859)**	**(1,518)**	**(5,390)**	**(27)**	**51**	**286**	**173**	**483**	**N/M**	**(40)%**	**N/M**
Ratios:[1]														
Net interest margin	1.3 %	1.4%	1.5 %	1.4 %	1.4 %	1.4 %	1.5 %	1.4 %	1.1%	1.1 %	1.3 %	(0.3)ppt	(0.0)ppt	(0.2)ppt
Average yield on loans	3.3 %	3.4%	3.3 %	3.3 %	3.1 %	3.3 %	2.9 %	2.6 %	2.5%	2.4 %	2.6 %	(0.7)ppt	(0.1)ppt	(0.7)ppt
Cost/income ratio	92.7 %	93.2 %	112.6 %	109.7 %	119.6 %	108.2 %	90.7 %	84.6 %	87.1%	91.4 %	88.4 %	(28.2)ppt	4.3 ppt	(19.9)ppt
Compensation ratio	46.7 %	45.1 %	45.3 %	52.7 %	50.3 %	48.1 %	43.3 %	41.7 %	44.7%	45.0 %	43.6 %	(5.3)ppt	0.2 ppt	(4.5)ppt
Noncompensation ratio	46.0 %	48.1 %	67.3 %	57.0 %	69.2 %	60.1 %	47.4 %	42.9 %	42.4%	46.4 %	44.7 %	(22.8)ppt	4.0 ppt	(15.4)ppt
Costs:														
Noninterest expenses	**23,461**	**5,919**	**6,987**	**5,774**	**6,395**	**25,076**	**5,638**	**5,367**	**5,183**	**5,027**	**21,216**	**(21)%**	**(3)%**	**(15)%**
Impairment of goodwill and other intangible assets	0	0	1,035	2	(0)	1,037	0	0	0	0	0	N/M	N/M	(100)%
Litigation charges, net	88	(17)	164	113	213	473	14	165	20	(41)	158	N/M	N/M	(67)%
Restructuring and severance	563	6	92	234	473	805	88	185	243	172	688	(64)%	(29)%	(15)%
Adjusted costs	**22,810**	**5,930**	**5,696**	**5,426**	**5,709**	**22,761**	**5,536**	**5,018**	**4,921**	**4,896**	**20,370**	**(14)%**	**(1)%**	**(11)%**
Transformation charges[1]	0	0	351	186	608	1,145	84	95	104	207	490	(66)%	98 %	(57)%
Adjusted costs ex. transformation charges[5]	**22,810**	**5,930**	**5,345**	**5,240**	**5,102**	**21,616**	**5,452**	**4,923**	**4,816**	**4,689**	**19,880**	**(8)%**	**(3)%**	**(8)%**

For footnotes please refer to page 30.

Consolidated Balance Sheet - Assets

(In € m., unless stated otherwise)	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020 vs. Dec 31, 2019
Assets:										
Cash and central bank balances	188,731	187,314	160,982	167,843	137,592	121,885	166,232	177,190	166,208	21 %
Interbank balances without central banks	8,881	11,428	10,144	10,223	9,636	13,532	10,159	9,965	9,130	(5)%
Central bank funds sold and securities purchased under resale agreements	8,222	9,831	9,126	9,546	13,801	11,147	7,504	8,033	8,533	(38)%
Securities borrowed	3,396	4,792	647	384	428	305	13	0	0	(100)%
Trading assets	152,738	164,840	162,608	138,786	110,875	116,812	116,959	119,587	107,929	(3)%
Positive market values from derivative financial instruments	320,058	331,040	366,007	434,157	332,931	433,848	372,912	341,935	343,493	3 %
Non-trading financial assets mandatory at fair value through P&L	100,444	108,502	101,370	96,196	86,901	84,241	81,816	82,088	76,121	(12)%
Financial assets designated at fair value through profit or loss	104	0	35	3	7	396	384	367	437	N/M
Total financial assets at fair value through profit or loss	573,344	604,382	630,020	669,141	530,713	635,297	572,070	543,977	527,980	(1)%
Financial assets at fair value through OCI	51,182	53,879	49,959	44,970	45,503	44,046	46,233	53,324	55,834	23 %
Equity method investments	879	921	919	913	929	916	949	921	901	(3)%
Loans at amortized cost	400,297	410,564	414,889	426,539	429,841	454,557	436,759	427,435	426,691	(1)%
Property and equipment	2,421	5,439	5,334	5,141	4,930	4,802	4,816	5,761	5,549	13 %
Goodwill and other intangible assets	9,141	9,183	7,708	7,650	7,029	6,997	6,900	6,749	6,725	(4)%
Other assets	93,444	130,884	138,676	151,523	110,359	190,856	148,364	147,107	110,360	0 %
Assets for current tax	970	1,147	2,139	1,014	926	1,048	1,082	925	986	6 %
Deferred tax assets	7,230	7,413	5,553	6,036	5,986	5,900	5,989	6,131	6,063	1 %
Total assets	**1,348,137**	**1,437,179**	**1,436,096**	**1,500,922**	**1,297,674**	**1,491,286**	**1,407,071**	**1,387,517**	**1,324,961**	**2 %**

Consolidated Balance Sheet - Liabilities and total equity

(In € m., unless stated otherwise)	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020 vs. Dec 31, 2019
Liabilities and equity:										
Deposits	564,405	575,108	576,506	584,409	572,208	567,081	572,785	574,524	567,745	(1)%
Central bank funds purchased and securities sold under repurchase agreements	4,867	5,662	7,532	3,439	3,115	9,342	6,959	3,839	2,325	(25)%
Securities loaned	3,359	2,887	2,992	1,712	259	466	1,156	1,523	1,697	N/M
Trading liabilities	59,924	71,307	58,394	48,230	37,065	42,384	43,503	50,299	44,316	20 %
Negative market values from derivative financial instruments	301,487	316,106	347,048	419,102	316,506	418,025	355,679	329,736	327,775	4 %
Financial liabilities designated at fair value through profit or loss	53,757	66,835	51,818	60,519	50,332	61,441	54,060	57,407	46,582	(7)%
Investment contract liabilities	512	548	557	557	544	464	506	515	526	(3)%
Financial liabilities at fair value through profit or loss	415,680	454,796	457,816	528,407	404,448	522,314	453,749	437,957	419,199	4 %
Other short-term borrowings	14,158	13,024	12,418	12,762	5,218	4,531	4,116	4,383	3,553	(32)%
Other liabilities	117,513	154,940	157,946	153,480	107,964	182,009	147,134	148,014	114,208	6 %
Provisions	2,711	2,959	2,511	2,483	2,622	2,615	2,552	2,514	2,430	(7)%
Liabilities for current tax	944	889	1,818	695	651	652	767	688	574	(12)%
Deferred tax liabilities	512	517	678	711	545	768	653	627	561	3 %
Long-term debt	152,083	153,942	147,629	144,811	136,473	136,168	153,080	149,922	149,163	9 %
Trust preferred securities	3,168	3,261	3,269	3,392	2,013	2,052	1,348	1,338	1,321	(34)%
Total liabilities	1,279,400	1,367,985	1,371,114	1,436,301	1,235,515	1,427,996	1,344,300	1,325,327	1,262,777	2 %
Total shareholders' equity	62,495	62,914	58,742	58,354	55,857	55,838	55,297	54,729	54,774	(2)%
Additional equity components[10]	4,675	4,675	4,675	4,668	4,665	5,817	5,826	5,825	5,824	25 %
Noncontrolling interests	1,568	1,605	1,565	1,599	1,638	1,635	1,648	1,636	1,587	(3)%
Total equity	68,737	69,194	64,982	64,620	62,160	63,290	62,771	62,190	62,184	0 %
Total liabilities and equity	1,348,137	1,437,179	1,436,096	1,500,922	1,297,674	1,491,286	1,407,071	1,387,517	1,324,961	2 %

For footnotes please refer to page 30.

Net revenues - Segment view[11]

(In € m.)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Corporate Bank:														
Global Transaction Banking	3,908	988	925	967	931	3,810	966	969	893	871	3,698	(6)%	(2)%	(3)%
Commercial Banking	1,370	356	364	358	355	1,433	359	367	361	359	1,447	1 %	(0)%	1 %
Total Corporate Bank	5,278	1,344	1,289	1,324	1,286	5,244	1,325	1,336	1,254	1,230	5,145	(4)%	(2)%	(2)%
of which:														
Net interest income	2,419	657	646	691	640	2,633	702	822	705	654	2,882	2 %	(7)%	9 %
Commission and fee income	2,231	545	554	548	542	2,190	531	511	506	529	2,077	(2)%	5 %	(5)%
Remaining income	628	142	90	85	104	421	92	3	43	47	185	(54)%	10 %	(56)%
Investment Bank:														
Fixed Income, Currency (FIC) Sales & Trading	5,644	1,642	1,475	1,227	1,181	5,525	1,854	2,050	1,802	1,382	7,088	17 %	(23)%	28 %
Origination & Advisory	1,801	425	369	494	350	1,638	459	640	567	532	2,198	52 %	(6)%	34 %
Other	117	(58)	(17)	(63)	(6)	(144)	40	(13)	(4)	(26)	(3)	N/M	N/M	(98)%
Total Investment Bank	7,561	2,009	1,827	1,658	1,525	7,019	2,353	2,678	2,365	1,888	9,283	24 %	(20)%	32 %
Private Bank:														
Private Bank Germany	5,320	1,323	1,252	1,269	1,225	5,070	1,323	1,200	1,278	1,191	4,992	(3)%	(7)%	(2)%
International Private Bank	3,200	789	797	772	778	3,137	837	751	755	791	3,134	2 %	5 %	(0)%
IPB Personal Banking[12]	888	219	221	215	214	869	221	187	213	208	830	(3)%	(2)%	(5)%
IPB Private Banking and Wealth Management[12]	2,312	570	577	557	564	2,267	615	564	542	583	2,304	3 %	8 %	2 %
Total Private Bank	8,520	2,112	2,049	2,041	2,003	8,206	2,160	1,951	2,033	1,982	8,126	(1)%	(2)%	(1)%
of which:														
Net interest income	4,905	1,229	1,228	1,201	1,147	4,804	1,184	1,121	1,184	987	4,475	(14)%	(17)%	(7)%
Commission and fee income	2,788	737	700	696	732	2,865	845	678	739	786	3,048	7 %	6 %	6 %
Remaining income	827	146	122	145	124	537	132	152	110	209	603	69 %	91 %	12 %
Asset Management:														
Management Fees	2,115	509	539	540	552	2,141	553	508	524	551	2,136	(0)%	5 %	(0)%
Performance & Transaction Fees	91	11	66	21	104	201	17	20	20	33	90	(68)%	66 %	(55)%
Other	(19)	5	(11)	(18)	15	(10)	(51)	21	18	15	3	1 %	(20)%	N/M
Total Asset Management	2,187	525	594	543	671	2,332	519	549	563	599	2,229	(11)%	6 %	(4)%
Corporate & Other	(142)	(36)	223	(84)	44	147	(82)	(105)	(228)	(133)	(548)	N/M	(42)%	N/M
Core Bank[1]	23,405	5,955	5,982	5,483	5,528	22,948	6,275	6,408	5,986	5,566	24,236	1 %	(7)%	6 %
Capital Release Unit	1,911	396	221	(220)	(180)	217	(57)	(66)	(36)	(65)	(225)	(64)%	81 %	N/M
Net revenues	25,316	6,351	6,203	5,262	5,349	23,165	6,218	6,342	5,950	5,501	24,011	3 %	(8)%	4 %

For footnotes please refer to page 30.

Corporate Bank

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Global Transaction Banking	3,908	988	925	967	931	3,810	966	969	893	871	3,698	(6)%	(2)%	(3)%
Commercial Banking	1,370	356	364	358	355	1,433	359	367	361	359	1,447	1 %	(0)%	1 %
Total net revenues	**5,278**	**1,344**	**1,289**	**1,324**	**1,286**	**5,244**	**1,325**	**1,336**	**1,254**	**1,230**	**5,145**	**(4)%**	**(2)%**	**(2)%**
of which:														
Net interest income	2,419	657	646	691	640	2,633	702	822	705	654	2,882	2 %	(7)%	9 %
Commission and fee income	2,231	545	554	548	542	2,190	531	511	506	529	2,077	(2)%	5 %	(5)%
Remaining income	628	142	90	85	104	421	92	3	43	47	185	(54)%	10 %	(56)%
Provision for credit losses	**142**	**44**	**61**	**74**	**104**	**284**	**106**	**145**	**42**	**73**	**366**	**(30)%**	**75 %**	**29 %**
Compensation and benefits	1,063	273	263	260	277	1,073	275	255	269	265	1,064	(5)%	(1)%	(1)%
General and administrative expenses	2,787	741	747	770	907	3,165	811	854	729	732	3,126	(19)%	0 %	(1)%
Impairment of goodwill and other intangible assets[13]	0	0	491	2	(0)	492	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	32	(0)	13	5	119	137	5	0	25	(1)	28	N/M	N/M	(79)%
Noninterest expenses	**3,882**	**1,014**	**1,513**	**1,038**	**1,303**	**4,867**	**1,091**	**1,109**	**1,022**	**995**	**4,218**	**(24)%**	**(3)%**	**(13)%**
Noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	**1,254**	**286**	**(285)**	**213**	**(121)**	**92**	**128**	**81**	**189**	**162**	**561**	**N/M**	**(15)%**	**N/M**
Balance Sheet and Resources														
Employees (front office full-time equivalent)[6]	7,653	7,733	7,789	7,819	7,712	7,712	7,645	7,625	7,572	7,368	7,368	(4)%	(3)%	(4)%
Total employees (full-time equivalent)[6,14]	16,466	16,789	16,781	16,698	16,312	16,312	16,731	17,247	17,600	17,125	17,125	5 %	(3)%	5 %
Assets[6,15]	216,163	240,869	231,975	235,286	228,663	228,663	244,949	240,670	246,237	237,497	237,497	4 %	(4)%	4 %
Risk-weighted assets[6]	60,305	61,942	62,611	59,346	58,808	58,808	61,254	58,610	57,841	57,288	57,288	(3)%	(1)%	(3)%
of which Operational risk RWA[6]	9,651	9,245	9,577	7,740	7,333	7,333	6,990	6,497	6,222	6,029	6,029	(18)%	(3)%	(18)%
Leverage exposure[7,8]	257,921	277,555	272,952	276,349	270,647	270,647	278,552	273,180	280,579	273,795	273,795	1 %	(2)%	1 %
Deposits[6]	253,923	259,171	257,729	268,048	263,566	263,566	259,538	263,670	262,213	252,702	252,702	(4)%	(4)%	(4)%
Loans (gross of allowance for loan losses)[6]	113,927	116,222	118,415	119,863	119,263	119,263	130,538	120,001	114,616	114,491	114,491	(4)%	(0)%	(4)%
Average loans (gross of allowance for loan losses)[6]	113,927	113,033	116,248	117,990	118,204	115,954	119,798	125,652	115,539	113,554	117,925	(4)%	(2)%	2 %
Allowance for loan losses[6]	943	950	929	953	993	993	1,116	1,300	1,255	1,245	1,245	25 %	(1)%	25 %
Performance measures and Ratios[1]														
Net interest margin	2.0 %	2.2 %	2.1 %	2.2 %	2.0 %	2.1 %	2.2 %	2.5 %	2.3 %	2.2 %	2.3 %	0 bps	(0) bps	0.2 ppt
Provision for credit losses as a % of average loans, in bps	12	16	21	25	35	25	35	46	14	26	31	(9) bps	11 bps	7 bps
Cost/income ratio	73.5 %	75.4 %	117.4 %	78.3 %	101.3 %	92.8 %	82.3 %	83.0 %	81.6 %	80.9 %	82.0 %	(20.4) ppt	(0.6) ppt	(10.8) ppt
Post-tax return on average shareholders' equity[2]	7.7 %	6.9 %	(8.2) %	5.6 %	(4.1) %	0.1 %	3.0 %	1.6 %	4.9 %	4.0 %	3.3 %	8.1 ppt	(0.9) ppt	3.3 ppt
Post-tax return on average tangible shareholders' equity[2,3]	8.5 %	7.6 %	(8.9) %	6.0 %	(4.4) %	0.1 %	3.2 %	1.7 %	5.2 %	4.3 %	3.6 %	8.6 ppt	(1.0) ppt	3.5 ppt
Costs														
Noninterest expenses	**3,882**	**1,014**	**1,513**	**1,038**	**1,303**	**4,867**	**1,091**	**1,109**	**1,022**	**995**	**4,218**	**(24)%**	**(3)%**	**(13)%**
Impairment of goodwill and other intangible assets[13]	0	0	491	2	(0)	492	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	34	(0)	(12)	0	8	(4)	(0)	81	15	4	99	(55)%	(76)%	N/M
Restructuring and severance	45	2	18	7	123	150	10	10	39	19	78	(84)%	(51)%	(48)%
Adjusted costs	**3,802**	**1,012**	**1,017**	**1,028**	**1,172**	**4,229**	**1,080**	**1,019**	**969**	**973**	**4,041**	**(17)%**	**0 %**	**(4)%**
Transformation charges[1]	0	0	0	6	154	160	26	4	15	15	59	(91)%	(1)%	(63)%
Adjusted costs ex. transformation charges	**3,802**	**1,012**	**1,017**	**1,022**	**1,018**	**4,069**	**1,055**	**1,015**	**954**	**958**	**3,982**	**(6)%**	**0 %**	**(2)%**

For footnotes please refer to page 30.

Investment Bank

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Fixed Income, Currency (FIC) Sales & Trading	5,644	1,642	1,475	1,227	1,181	5,525	1,854	2,050	1,802	1,382	7,088	17 %	(23)%	28 %
Debt Origination	1,146	292	244	322	261	1,119	368	471	387	316	1,542	21 %	(18)%	38 %
Equity Origination	197	23	42	39	44	149	20	120	100	139	379	N/M	40 %	155 %
Advisory	458	110	82	132	45	370	71	49	81	76	277	70 %	(6)%	(25)%
Origination & Advisory	1,801	425	369	494	350	1,638	459	640	567	532	2,198	52 %	(6)%	34 %
Other	117	(58)	(17)	(63)	(6)	(144)	40	(13)	(4)	(26)	(3)	N/M	N/M	(98)%
Total net revenues	**7,561**	**2,009**	**1,827**	**1,658**	**1,525**	**7,019**	**2,353**	**2,678**	**2,365**	**1,888**	**9,283**	**24 %**	**(20)%**	**32 %**
Provision for credit losses	**70**	**7**	**44**	**20**	**38**	**109**	**243**	**363**	**52**	**30**	**688**	**(22)%**	**(44)%**	**N/M**
Compensation and benefits	2,175	502	482	495	504	1,983	494	464	519	429	1,906	(15)%	(17)%	(4)%
General and administrative expenses	4,134	1,219	1,046	994	978	4,237	977	852	833	831	3,493	(15)%	(0)%	(18)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	199	6	15	84	65	169	4	11	4	(4)	14	N/M	N/M	(92)%
Noninterest expenses	**6,509**	**1,727**	**1,542**	**1,573**	**1,547**	**6,389**	**1,475**	**1,327**	**1,356**	**1,255**	**5,413**	**(19)%**	**(7)%**	**(15)%**
Noncontrolling interests	24	1	18	1	0	20	(1)	6	(0)	7	11	N/M	N/M	(41)%
Profit (loss) before tax	**958**	**274**	**223**	**64**	**(60)**	**502**	**636**	**982**	**957**	**596**	**3,171**	**N/M**	**(38)%**	**N/M**
Balance Sheet and Resources														
Employees (front office full-time equivalent)[6]	4,623	4,610	4,621	4,489	4,351	4,351	4,274	4,214	4,106	4,258	4,258	(2)%	4 %	(2)%
Total employees (full-time equivalent)[6,14]	17,886	16,570	16,499	16,220	15,711	15,711	15,477	15,521	16,107	16,178	16,178	3 %	0 %	3 %
Assets[6,15]	458,464	504,130	520,564	583,835	501,774	501,774	653,189	594,305	591,989	573,673	573,673	14 %	(3)%	14 %
Risk-weighted assets[6]	122,662	118,736	118,012	122,589	116,552	116,552	131,222	126,290	123,762	128,487	128,487	10 %	4 %	10 %
of which Operational risk RWA[6]	32,141	30,643	28,139	27,531	26,525	26,525	27,046	27,278	27,049	27,115	27,115	2 %	0 %	2 %
Leverage exposure[7,8]	413,631	461,598	453,439	486,384	432,254	432,254	523,217	485,720	491,800	476,261	476,261	10 %	(3)%	10 %
Loans (gross of allowance for loan losses)[6]	64,944	68,659	69,471	73,726	75,145	75,145	87,413	79,920	73,013	69,309	69,309	(8)%	(5)%	(8)%
Average loans (gross of allowance for loan losses)[6]	64,944	67,611	69,981	71,657	73,456	70,690	78,972	84,915	75,226	71,177	76,986	(3)%	(5)%	9 %
Allowance for loan losses[6]	203	222	241	254	266	266	460	714	600	533	533	100 %	(11)%	100 %
Performance measures and Ratios[1]														
Provision for credit losses as a % of average loans, in bps	11	4	25	11	21	15	123	171	28	17	89	(4)bps	(11)bps	74 bps
Cost/income ratio	86.1 %	86.0 %	84.4 %	94.9 %	101.4 %	91.0 %	62.7 %	49.6 %	57.3%	66.5 %	58.3 %	(34.9)ppt	9.2 ppt	(32.7)ppt
Post-tax return on average shareholders' equity[2]	2.5 %	2.8%	2.2 %	0.2 %	(1.4) %	1.0 %	7.6 %	11.4 %	11.1%	6.7 %	9.2 %	8.0 ppt	(4.4)ppt	8.2 ppt
Post-tax return on average tangible shareholders' equity[2,3]	2.7 %	3.1%	2.4 %	0.2 %	(1.5) %	1.1 %	8.0 %	12.0 %	11.6%	7.0 %	9.7 %	8.4 ppt	(4.6)ppt	8.6 ppt
Costs														
Noninterest expenses	**6,509**	**1,727**	**1,542**	**1,573**	**1,547**	**6,389**	**1,475**	**1,327**	**1,356**	**1,255**	**5,413**	**(19)%**	**(7)%**	**(15)%**
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	96	(3)	135	12	(9)	135	1	2	(5)	21	20	N/M	N/M	(85)%
Restructuring and severance	232	18	25	77	98	218	(2)	16	5	6	26	(94)%	16 %	(88)%
Adjusted costs	**6,181**	**1,712**	**1,382**	**1,483**	**1,458**	**6,035**	**1,475**	**1,309**	**1,356**	**1,228**	**5,368**	**(16)%**	**(9)%**	**(11)%**
Transformation charges[1]	0	0	0	77	134	211	14	28	21	22	84	(84)%	4 %	(60)%
Adjusted costs ex. transformation charges	**6,181**	**1,712**	**1,382**	**1,406**	**1,324**	**5,824**	**1,461**	**1,282**	**1,335**	**1,206**	**5,284**	**(9)%**	**(10)%**	**(9)%**

For footnotes please refer to page 30.

Private Bank

(in € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Private Bank Germany	5,320	1,323	1,252	1,269	1,225	5,070	1,323	1,200	1,278	1,191	4,992	(3)%	(7)%	(2)%
International Private Bank	3,200	789	797	772	778	3,137	837	751	755	791	3,134	2 %	5 %	(0)%
IPB Personal Banking[12]	888	219	221	215	214	869	221	187	213	208	830	(3)%	(2)%	(5)%
IPB Private Banking and Wealth Management[12]	2,312	570	577	557	564	2,267	615	564	542	583	2,304	3 %	8 %	2 %
Total net revenues	**8,520**	**2,112**	**2,049**	**2,041**	**2,003**	**8,206**	**2,160**	**1,951**	**2,033**	**1,982**	**8,126**	**(1)%**	**(2)%**	**(1)%**
of which:														
Net interest income	4,905	1,229	1,228	1,201	1,147	4,804	1,184	1,121	1,184	987	4,475	(14)%	(17)%	(7)%
Commission and fee income	2,788	737	700	696	732	2,865	845	678	739	786	3,048	7 %	6 %	6 %
Remaining income	827	146	122	145	124	537	132	152	110	209	603	69 %	91 %	12 %
Provision for credit losses	**349**	**107**	**62**	**55**	**119**	**344**	**139**	**225**	**174**	**173**	**711**	**45 %**	**(1)%**	**107 %**
Compensation and benefits	3,059	754	746	752	738	2,990	743	733	734	674	2,884	(9)%	(8)%	(4)%
General and administrative expenses	4,448	1,072	1,053	1,113	1,243	4,481	1,081	1,153	977	1,031	4,242	(17)%	5 %	(5)%
Impairment of goodwill and other intangible assets	0	0	545	0	(0)	545	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	49	(26)	(12)	(1)	165	126	62	104	151	95	413	(42)%	(37)%	N/M
Noninterest expenses	**7,556**	**1,800**	**2,332**	**1,864**	**2,145**	**8,142**	**1,886**	**1,990**	**1,862**	**1,800**	**7,539**	**(16)%**	**(3)%**	**(7)%**
Noncontrolling interests	(0)	0	(0)	0	(0)	(0)	(0)	(0)	0	0	0	N/M	(4)%	N/M
Profit (loss) before tax	**616**	**206**	**(345)**	**121**	**(261)**	**(279)**	**135**	**(264)**	**(4)**	**9**	**(124)**	**N/M**	**N/M**	**(56)%**
Balance Sheet and Resources														
Employees (front office full-time equivalent)[6]	32,437	32,205	32,215	32,283	31,599	31,599	31,268	31,136	30,872	29,945	29,945	(5)%	(3)%	(5)%
Total employees (full-time equivalent)[6,14]	43,685	43,744	43,666	43,592	42,556	42,556	43,341	43,053	42,113	40,203	40,203	(6)%	(5)%	(6)%
Assets[6,13]	270,150	274,349	276,028	277,464	270,334	270,334	263,115	283,644	283,192	296,637	296,637	10 %	5 %	10 %
Risk-weighted assets[6]	67,180	69,558	72,107	74,470	74,032	74,032	74,974	75,083	76,066	77,074	77,074	4 %	1 %	4 %
of which Operational risk RWA[6]	9,441	8,818	8,789	7,971	8,299	8,299	7,962	7,677	7,640	8,081	8,081	(3)%	6 %	(3)%
Leverage exposure[7,8]	287,760	289,838	292,615	292,099	282,575	282,575	277,791	296,387	293,889	307,746	307,746	9 %	5 %	9 %
Deposits[6]	277,333	283,558	288,998	287,541	285,634	285,634	286,425	291,533	296,733	300,851	300,851	5 %	1 %	5 %
Loans (gross of allowance for loan losses)[6]	215,777	218,839	219,830	223,412	226,755	226,755	228,418	229,933	233,606	237,194	237,194	5 %	2 %	5 %
Average loans (gross of allowance for loan losses)[6]	215,777	217,152	219,597	221,698	225,243	220,975	228,375	228,677	231,296	235,490	231,030	5 %	2 %	5 %
Allowance for loan losses[6]	2,706	2,707	2,536	2,543	2,501	2,501	2,551	2,658	2,755	2,851	2,851	14 %	3 %	14 %
Assets under management, in € bn.[6,16]	446	473	478	481	482	482	442	471	477	493	493	2 %	3 %	2 %
Net flows, in € bn.	(2)	6	4	(1)	(6)	4	1	6	5	5	16	N/M	(2)%	N/M
Performance measures and Ratios[1]														
Net interest margin	2.1 %	2.2 %	2.2 %	2.1 %	2.0 %	2.2 %	2.1 %	1.9 %	2.0 %	1.7 %	1.9 %	(0.4)ppt	(0.4)ppt	(0.2)ppt
Provision for credit losses as a % of average loans, in bps	16	20	11	10	21	16	24	39	30	29	31	8 bps	(1)bps	15 bps
Cost/income ratio	88.7 %	85.2 %	113.8 %	91.3 %	107.1 %	99.2 %	87.3 %	102.0 %	91.6 %	90.8 %	92.8 %	(16.3)ppt	(0.8)ppt	(6.4)ppt
Post-tax return on average shareholders' equity[2]	3.1 %	4.4 %	(8.9) %	2.5 %	(7.2) %	(2.2)%	2.8 %	(7.5) %	(0.8) %	(0.5) %	(1.5)%	6.7 ppt	0.3 ppt	0.8 ppt
Post-tax return on average tangible shareholders' equity[2,3]	3.7 %	5.3 %	(10.6) %	2.9 %	(8.2) %	(2.6)%	3.2 %	(8.5) %	(0.9) %	(0.5) %	(1.6)%	7.6 ppt	0.4 ppt	1.0 ppt
Costs														
Noninterest expenses	**7,556**	**1,800**	**2,332**	**1,864**	**2,145**	**8,142**	**1,886**	**1,990**	**1,862**	**1,800**	**7,539**	**(16)%**	**(3)%**	**(7)%**
Impairment of goodwill and other intangible assets	0	0	545	0	(0)	545	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	(80)	(23)	(14)	(2)	17	(21)	2	75	2	4	83	(74)%	164 %	N/M
Restructuring and severance	112	(19)	(8)	9	174	156	66	136	183	135	520	(23)%	(27)%	N/M
Adjusted costs	**7,524**	**1,841**	**1,809**	**1,858**	**1,954**	**7,462**	**1,818**	**1,779**	**1,677**	**1,661**	**6,936**	**(15)%**	**(1)%**	**(7)%**
Transformation charges[1]	0	0	12	4	173	190	15	51	8	49	122	(72)%	N/M	(36)%
Adjusted costs ex. transformation charges	**7,524**	**1,841**	**1,797**	**1,853**	**1,781**	**7,272**	**1,803**	**1,729**	**1,670**	**1,612**	**6,813**	**(10)%**	**(3)%**	**(6)%**

For footnotes please refer to page 30.

Asset Management

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Management Fees	2,115	509	539	540	552	2,141	553	508	524	551	2,136	(0)%	5 %	(0)%
Performance & Transaction Fees	91	11	66	21	104	201	17	20	20	33	90	(68)%	66 %	(55)%
Other	(19)	5	(11)	(18)	15	(10)	(51)	21	18	15	3	1 %	(20)%	N/M
Total net revenues	**2,187**	**525**	**594**	**543**	**671**	**2,332**	**519**	**549**	**563**	**599**	**2,229**	**(11)%**	**6 %**	**(4)%**
Provision for credit losses	**(1)**	**(0)**	**0**	**0**	**1**	**1**	**1**	**(1)**	**2**	**0**	**2**	**(77)%**	**(90)%**	**59 %**
Compensation and benefits	787	200	228	194	210	832	173	204	182	182	740	(13)%	0 %	(11)%
General and administrative expenses	929	196	217	209	230	851	197	189	173	205	764	(11)%	19 %	(10)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	19	2	27	1	(2)	29	3	7	(1)	12	22	N/M	N/M	(22)%
Noninterest expenses	**1,735**	**398**	**471**	**404**	**438**	**1,711**	**374**	**400**	**354**	**399**	**1,527**	**(9)%**	**13 %**	**(11)%**
Noncontrolling interests	85	31	33	34	55	152	35	36	44	43	157	(21)%	(2)%	4 %
Profit (loss) before tax	**368**	**97**	**89**	**105**	**177**	**468**	**110**	**114**	**163**	**157**	**544**	**(11)%**	**(4)%**	**16 %**
Balance Sheet and Resources														
Employees (front office full-time equivalent)[6]	4,022	4,055	3,998	3,994	3,925	3,925	3,889	3,901	3,882	3,926	3,926	0 %	1 %	0 %
Total employees (full-time equivalent)[6,14]	4,877	4,585	4,508	4,585	4,541	4,541	4,429	4,413	4,424	4,497	4,497	(1)%	2 %	(1)%
Assets[6,15]	10,030	9,959	9,708	9,969	9,936	9,936	9,595	9,977	9,738	9,453	9,453	(5)%	(3)%	(5)%
Risk-weighted assets[6]	10,365	10,305	10,377	10,493	9,527	9,527	10,034	9,199	9,283	9,997	9,997	5 %	8 %	5 %
of which Operational risk RWA[6]	5,017	4,968	5,150	4,854	4,570	4,570	4,273	3,925	3,586	3,544	3,544	(22)%	(1)%	(22)%
Leverage exposure[7,8]	5,044	4,878	4,557	4,937	4,643	4,643	4,741	5,070	5,111	4,695	4,695	1 %	(8)%	1 %
Management fee margin (in bps)[17]	31	30	30	29	29	30	30	28	28	28	28	(1)bps	1 bps	(1)bps
Assets under management, in € bn.[6,16]	664	706	721	754	768	768	700	745	759	793	793	3 %	4 %	3 %
Net flows, in € bn.	(23)	2	4	6	12	25	(2)	9	11	14	30	N/M	N/M	N/M
Performance measures and Ratios[1]														
Cost/income ratio	79.3 %	75.7 %	79.4 %	74.4 %	65.3 %	73.4 %	72.0 %	72.9 %	62.9%	66.6 %	68.5 %	1.3 ppt	3.7 ppt	(4.9)ppt
Post-tax return on average shareholders' equity[2]	5.3 %	5.6%	5.1 %	6.0 %	10.2 %	6.8 %	6.2 %	6.5 %	9.8%	9.4 %	7.9 %	(0.8)ppt	(0.4)ppt	1.2 ppt
Post-tax return on average tangible shareholders' equity[2,3]	14.2 %	15.3 %	13.7 %	16.1 %	27.5 %	18.2 %	16.6 %	17.7 %	26.9%	25.1 %	21.4 %	(2.4)ppt	(1.8)ppt	3.2 ppt
Costs														
Noninterest expenses	**1,735**	**398**	**471**	**404**	**438**	**1,711**	**374**	**400**	**354**	**399**	**1,527**	**(9)%**	**13 %**	**(11)%**
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	33	(1)	2	(0)	(6)	(5)	(0)	(0)	(1)	0	(1)	N/M	N/M	(78)%
Restructuring and severance	45	4	28	6	3	41	7	18	7	5	37	38 %	(37)%	(11)%
Adjusted costs	**1,657**	**395**	**442**	**398**	**441**	**1,675**	**367**	**382**	**347**	**394**	**1,490**	**(11)%**	**14 %**	**(11)%**
Transformation charges[1]	0	0	0	9	21	30	0	0	1	4	5	(82)%	N/M	(83)%
Adjusted costs ex. transformation charges	**1,657**	**395**	**442**	**389**	**419**	**1,644**	**366**	**382**	**346**	**390**	**1,485**	**(7)%**	**13 %**	**(10)%**

For footnotes please refer to page 30.

Corporate & Other

(in € m, unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Total net revenues	(142)	(36)	223	(84)	44	147	(82)	(105)	(228)	(133)	(548)	N/M	(42)%	N/M
Provision for credit losses	1	(0)	2	(1)	(1)	0	4	1	(5)	(3)	(3)	121 %	(41)%	N/M
Compensation and benefits	4,183	1,009	1,002	973	922	3,906	951	944	916	897	3,709	(3)%	(2)%	(5)%
General and administrative expenses	(3,754)	(975)	(869)	(884)	(652)	(3,380)	(832)	(901)	(715)	(692)	(3,140)	6 %	(3)%	(7)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	(1)	0	(0)	40	0	40	(1)	1	3	(0)	3	N/M	N/M	(93)%
Noninterest expenses	428	34	133	129	270	566	118	45	204	205	572	(24)%	0 %	1 %
Noncontrolling interests	(109)	(32)	(51)	(36)	(54)	(173)	(33)	(42)	(44)	(50)	(169)	(8)%	14 %	(2)%
Profit (loss) before tax	(461)	(38)	138	(176)	(170)	(247)	(171)	(109)	(384)	(285)	(948)	67 %	(26)%	N/M
Balance Sheet and Resources														
Employees (full-time equivalent)[6]	41,463	41,326	41,013	40,610	39,389	39,389	39,013	39,412	40,049	38,680	38,680	(2)%	(3)%	(2)%
Risk-weighted assets[6]	17,789	20,244	18,993	21,064	19,223	19,223	18,852	19,142	18,253	21,690	21,690	13 %	19 %	13 %
Leverage exposure[7,8]	27,933	30,014	31,503	53,976	51,016	51,016	46,068	30,215	36,477	29,243	29,243	(43)%	(20)%	(43)%
Costs														
Noninterest expenses	428	34	133	129	270	566	118	45	204	205	572	(24)%	0 %	1 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	52	3	18	78	139	238	11	(1)	2	(79)	(67)	N/M	N/M	N/M
Restructuring and severance	60	(2)	19	37	29	83	3	2	4	2	10	(94)%	(61)%	(88)%
Adjusted costs	317	34	95	14	102	245	105	44	198	282	629	176 %	43 %	157 %
Transformation charges[1]	0	0	(0)	2	41	43	0	(42)	23	77	58	85 %	N/M	35 %
Adjusted costs ex. transformation charges	317	34	95	13	61	202	105	86	175	206	571	N/M	17 %	183 %

For footnotes please refer to page 30.

Core Bank[1]

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Total net revenues	23,405	5,955	5,982	5,483	5,528	22,948	6,275	6,408	5,986	5,566	24,236	1 %	(7)%	6 %
Provision for credit losses	561	158	170	149	260	738	492	733	266	273	1,763	5 %	3 %	139 %
Compensation and benefits	11,267	2,737	2,721	2,676	2,650	10,783	2,637	2,600	2,620	2,447	10,303	(8)%	(7)%	(4)%
General and administrative expenses	8,544	2,254	2,194	2,201	2,706	9,355	2,233	2,148	1,997	2,107	8,485	(22)%	5 %	(9)%
Impairment of goodwill and other intangible assets	0	0	1,036	2	(0)	1,037	0	0	0	0	0	N/M	N/M	(100)%
Restructuring activities	298	(18)	41	130	347	501	73	124	183	101	480	(71)%	(44)%	(4)%
Noninterest expenses	20,110	4,973	5,992	5,008	5,703	21,676	4,944	4,871	4,799	4,654	19,269	(18)%	(3)%	(11)%
Noncontrolling interests	(1)	(0)	(0)	(1)	0	(1)	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	2,735	824	(180)	327	(435)	536	839	804	921	639	3,204	N/M	(31)%	N/M
Balance Sheet and Resources														
Employees (full-time equivalent)[6]	90,198	89,928	89,635	89,195	86,976	86,976	86,090	86,288	86,481	84,177	84,177	(3)%	(3)%	(3)%
Assets[6,15]	978,047	1,056,226	1,056,487	1,141,811	1,038,450	1,038,450	1,200,510	1,141,799	1,149,640	1,127,295	1,127,295	9 %	(2)%	9 %
Risk-weighted assets[6]	278,300	280,784	282,100	287,963	278,141	278,141	296,336	288,324	285,205	294,537	294,537	6 %	3 %	6 %
of which Operational risk RWA[6]	56,250	53,674	51,655	49,191	46,731	46,731	46,272	45,377	44,497	44,769	44,769	(4)%	1 %	(4)%
Leverage exposure[7,8]	992,288	1,063,883	1,055,067	1,113,745	1,041,135	1,041,135	1,130,370	1,090,572	1,107,856	1,091,740	1,091,740	5 %	(1)%	5 %
Deposits[6]	562,700	575,080	575,591	583,332	571,209	571,209	566,175	571,919	573,668	567,596	567,596	(1)%	(1)%	(1)%
Loans (gross of allowance for loan losses)[6]	399,239	409,713	414,148	426,409	430,279	430,279	455,423	438,482	429,145	428,696	428,696	(0)%	(0)%	(0)%
Average loans (gross of allowance for loan losses)[6]	399,239	403,136	412,176	419,345	426,145	414,841	436,268	448,124	430,223	428,084	434,442	0 %	(0)%	5 %
Allowance for loan losses[6]	3,853	3,880	3,710	3,753	3,763	3,763	4,131	4,676	4,614	4,630	4,630	23 %	0 %	23 %
Performance measures and Ratios[1]														
Net interest margin	1.5 %	1.6%	1.6 %	1.6 %	1.5 %	1.6 %	1.5 %	1.4 %	1.1%	1.1 %	1.3 %	(0.4)ppt	(0.0)ppt	(0.3)ppt
Cost/income ratio	85.9 %	83.5 %	100.2 %	91.3 %	103.2 %	94.5 %	78.8 %	76.0 %	80.2%	83.6 %	79.5 %	(19.5)ppt	3.4 ppt	(14.9)ppt
Post-tax return on average shareholders' equity[2]	2.0 %	3.9%	(21.3) %	(1.6)%	(7.9) %	(6.7) %	3.7 %	3.2 %	4.2%	3.1 %	3.5 %	11.0 ppt	(1.0)ppt	10.3 ppt
Post-tax return on average tangible shareholders' equity[2,3]	2.4 %	4.6%	(25.3) %	(1.9)%	(9.1) %	(7.9) %	4.2 %	3.6 %	4.7%	3.5 %	4.0 %	12.7 ppt	(1.2)ppt	11.9 ppt
Costs														
Noninterest expenses	20,110	4,973	5,992	5,008	5,703	21,676	4,944	4,871	4,799	4,654	19,269	(18)%	(3)%	(11)%
Impairment of goodwill and other intangible assets	0	0	1,036	2	(0)	1,037	0	0	0	0	0	N/M	N/M	(100)%
Litigation charges, net	135	(23)	129	89	149	344	14	156	14	(50)	133	N/M	N/M	(61)%
Restructuring and severance	494	3	82	136	427	649	84	182	239	166	671	(61)%	(30)%	3 %
Adjusted costs	19,481	4,993	4,745	4,781	5,127	19,646	4,845	4,534	4,547	4,538	18,454	(11)%	(0)%	(6)%
Transformation charges[1]	0	0	12	98	524	635	55	41	66	166	328	(68)%	151 %	(48)%
Adjusted costs ex. transformation charges	19,481	4,993	4,733	4,683	4,603	19,011	4,791	4,493	4,481	4,372	18,136	(5)%	(2)%	(5)%

For footnotes please refer to page 30.

Capital Release Unit

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Total net revenues	1,911	396	221	(220)	(180)	217	(57)	(66)	(36)	**(65)**	**(225)**	(64)%	81 %	N/M
Provision for credit losses	(36)	(18)	(8)	26	(14)	(14)	14	29	7	**(21)**	**29**	56 %	N/M	N/M
Compensation and benefits	547	129	92	97	41	359	52	45	43	**28**	**168**	(31)%	(35)%	(53)%
General and administrative expenses	2,742	816	895	575	611	2,898	641	451	339	**343**	**1,774**	(44)%	1 %	(39)%
Impairment of goodwill and other intangible assets	0	0	(0)	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Restructuring activities	62	1	8	94	40	143	1	(0)	2	**2**	**5**	(95)%	(11)%	(97)%
Noninterest expenses	3,351	947	995	766	692	3,400	695	496	384	**373**	**1,947**	(46)%	(3)%	(43)%
Noncontrolling interests	1	0	0	1	(0)	1	(0)	(0)	0	**0**	**(0)**	N/M	N/M	N/M
Profit (loss) before tax	(1,404)	(532)	(766)	(1,014)	(858)	(3,170)	(765)	(591)	(427)	**(417)**	**(2,201)**	(51)%	(3)%	(31)%
Balance Sheet and Resources														
Employees (full-time equivalent)[6]	1,540	1,535	1,230	763	621	621	577	536	503	**482**	**482**	(22)%	(4)%	(22)%
Assets[6,15]	370,090	380,952	379,609	359,111	259,224	259,224	290,776	265,272	237,877	**197,667**	**197,667**	(24)%	(17)%	(24)%
Risk-weighted assets[6]	72,133	66,691	64,778	56,016	45,874	45,874	44,192	42,555	39,343	**34,415**	**34,415**	(25)%	(13)%	(25)%
of which Operational risk RWA[6]	35,739	31,959	32,540	29,349	25,931	25,931	25,931	25,932	25,067	**24,130**	**24,130**	(7)%	(4)%	(7)%
Leverage exposure[7,8]	280,638	281,450	249,095	177,140	126,905	126,905	117,790	101,836	89,832	**71,726**	**71,726**	(43)%	(20)%	(43)%
Performance measures and Ratios[1]														
Post-tax return on average shareholders' equity[2]	(9.1) %	(14.2) %	(20.5) %	(30.6) %	(29.8) %	(23.2) %	(31.0) %	(26.8) %	(22.2) %	**(23.8) %**	**(26.3) %**	6.0 ppt	(1.6) ppt	(3.1) ppt
Post-tax return on average tangible shareholders' equity[2,3]	(9.3) %	(14.5) %	(20.7) %	(30.9) %	(30.4) %	(23.6) %	(31.7) %	(27.5) %	(22.7) %	**(24.3) %**	**(26.9) %**	6.1 ppt	(1.6) ppt	(3.3) ppt
Costs														
Noninterest expenses	3,351	947	995	766	692	3,400	695	496	384	**373**	**1,947**	(46)%	(3)%	(43)%
Impairment of goodwill and other intangible assets	0	0	(0)	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Litigation charges, net	(47)	6	35	24	63	129	1	9	6	**9**	**25**	(86)%	48 %	(81)%
Restructuring and severance	69	4	9	98	46	157	3	3	4	**6**	**17**	(87)%	48 %	(89)%
Adjusted costs	3,329	937	951	644	582	3,115	691	484	374	**358**	**1,906**	(39)%	(4)%	(39)%
Transformation charges[1]	0	0	339	87	83	510	29	54	38	**41**	**162**	(51)%	6 %	(68)%
Adjusted costs ex. transformation charges[5]	3,329	937	612	557	499	2,605	661	430	335	**317**	**1,744**	(36)%	(5)%	(33)%

For footnotes please refer to page 30.

Asset Quality[18]

(in € m.)

Amortized Cost[19]	Gross Carrying Amount					Allowance for Credit Losses[20]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2020	651,637	35,372	10,655	1,729	**699,393**	544	648	3,614	139	**4,946**
Sep 30, 2020	667,154	40,992	10,606	2,034	**720,786**	564	720	3,550	114	**4,948**
Jun 30, 2020	660,919	51,795	10,419	1,981	**725,114**	683	796	3,438	121	**5,037**
Mar 31, 2020	670,377	43,656	8,040	2,062	**724,135**	669	586	3,132	78	**4,466**
Dec 31, 2019	645,967	24,680	7,531	2,150	**680,328**	549	492	3,015	36	**4,093**
Sep 30, 2019	688,844	28,511	7,537	2,264	**727,156**	548	515	3,068	54	**4,185**
Jun 30, 2019	646,295	29,124	7,543	2,222	**685,183**	556	534	2,996	37	**4,123**
Mar 31, 2019	669,594	29,428	7,312	2,289	**708,623**	533	527	3,252	17	**4,329**
Dec 31, 2018	637,037	32,335	7,452	1,963	**678,787**	509	501	3,247	3	**4,259**

Fair Value through OCI	Fair Value					Allowance for Credit Losses				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2020	55,566	163	105	0	**55,834**	12	6	2	0	**20**
Sep 30, 2020	52,227	1,015	82	0	**53,324**	13	10	6	0	**29**
Jun 30, 2020	44,832	1,309	92	0	**46,233**	9	12	6	0	**27**
Mar 31, 2020	43,571	373	102	0	**44,046**	16	7	21	0	**44**
Dec 31, 2019	45,083	397	23	0	**45,503**	16	9	10	0	**35**
Sep 30, 2019	44,419	551	0	0	**44,970**	14	11	0	0	**24**
Jun 30, 2019	49,542	417	0	0	**49,959**	14	1	0	0	**15**
Mar 31, 2019	53,593	287	0	0	**53,879**	14	1	0	0	**15**
Dec 31, 2018	50,932	247	2	1	**51,182**	11	1	0	(0)	**13**

Off-Balance sheet	Notional Amount					Allowance for Credit Losses[20]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2020	251,545	8,723	2,587	1	**262,856**	144	74	200	0	**419**
Sep 30, 2020	245,844	9,655	1,898	2	**257,398**	150	92	181	0	**423**
Jun 30, 2020	236,658	12,889	1,470	0	**251,018**	134	89	180	0	**403**
Mar 31, 2020	233,521	8,810	1,411	0	**243,742**	132	69	140	0	**341**
Dec 31, 2019	251,930	5,864	1,424	0	**259,218**	128	48	166	0	**342**
Sep 30, 2019	256,942	5,961	1,066	0	**263,969**	137	53	139	0	**329**
Jun 30, 2019	246,689	7,056	627	0	**254,371**	139	73	90	0	**301**
Mar 31, 2019	253,530	8,998	494	0	**263,023**	131	71	95	0	**297**
Dec 31, 2018	252,039	10,021	599	0	**262,659**	132	73	84	0	**289**

Memo	Gross charge-offs	Recoveries	Net charge-offs	Net charge-offs / Total loans (at amortized cost)
Dec 31, 2020	781	(58)	724	0.17%
Sep 30, 2020	539	(41)	498	0.12%
Jun 30, 2020	280	(23)	257	0.06%
Mar 31, 2020	136	(11)	125	0.03%
Dec 31, 2019	898	(96)	802	0.18%
Sep 30, 2019	576	(60)	516	0.12%
Jun 30, 2019	463	(41)	422	0.10%
Mar 31, 2019	99	(25)	74	0.02%
Dec 31, 2018	995	(172)	823	0.20%

For footnotes please refer to page 30.

Regulatory capital[22]

(In € m., unless stated otherwise)	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020 vs. Dec 31, 2019
Regulatory capital (fully loaded)[6]										
Common Equity Tier 1 capital	47,486	47,712	46,523	46,044	44,148	43,702	43,863	43,089	44,700	1 %
Tier 1 capital	52,082	52,307	51,119	50,639	48,733	49,451	49,612	48,837	50,448	4 %
Tier 2 capital	9,211	9,270	9,037	9,221	7,770	7,046	6,787	6,909	6,623	(15)%
Total capital	61,292	61,577	60,156	59,860	56,503	56,497	56,398	55,746	**57,071**	1 %
Regulatory capital (phase-in)[6]										
Common Equity Tier 1 capital	47,486	47,712	46,523	46,044	44,148	43,702	43,863	43,089	44,700	1 %
Tier 1 capital	55,091	55,354	54,138	53,743	50,546	50,551	50,712	49,937	51,548	2 %
Tier 2 capital	6,202	6,223	6,018	6,117	5,957	5,946	7,095	7,229	6,944	17 %
Total capital	61,292	61,577	60,156	59,860	56,503	56,497	57,807	57,166	**58,492**	4 %
Risk-weighted assets and capital adequacy ratios[1,6]										
Risk-weighted assets	350,432	347,475	346,878	343,979	324,015	340,527	330,879	324,548	328,951	2 %
Common Equity Tier 1 capital ratio	13.6 %	13.7 %	13.4 %	13.4 %	13.6 %	12.8 %	13.3 %	13.3 %	13.6%	(0.0)ppt
Tier 1 capital ratio (fully loaded)	14.9 %	15.1 %	14.7 %	14.7 %	15.0 %	14.5 %	15.0 %	15.0 %	15.3%	0.3 ppt
Tier 1 capital ratio (phase-in)	15.7 %	15.9 %	15.6 %	15.6 %	15.6 %	14.8 %	15.3 %	15.4 %	15.7%	0.1 ppt
Total capital ratio (fully loaded)	17.5 %	17.7 %	17.3 %	17.4 %	17.4 %	16.6 %	17.0 %	17.2 %	17.3%	(0.1)ppt
Total capital ratio (phase-in)	17.5 %	17.7 %	17.3 %	17.4 %	17.4 %	16.6 %	17.5 %	17.6 %	17.8%	0.3 ppt

For footnotes please refer to page 30.

Leverage ratio[6,7]

(In € bn., unless stated otherwise)	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020 vs. Dec 31, 2019
Total assets	1,348	1,437	1,436	1,501	1,298	1,491	1,407	1,388	**1,325**	2 %
Changes from IFRS to CRR/CRD	(75)	(92)	(132)	(210)	(130)	(243)	(215)	(287)	**(247)**	91 %
Derivatives netting	(288)	(300)	(336)	(400)	(305)	(393)	(339)	(310)	**(308)**	1 %
Derivatives add-on	131	135	135	127	109	109	101	97	**93**	(14)%
Written credit derivatives	18	11	9	12	9	9	9	11	**9**	7 %
Securities Financing Transactions	14	16	12	9	6	7	8	8	**10**	54 %
Off-balance sheet exposure after application of credit conversion factors	99	100	101	105	103	95	97	102	**101**	(1)%
Consolidation, regulatory and other adjustments	(49)	(53)	(53)	(64)	(51)	(69)	(90)	(194)	**(152)**	198 %
Leverage exposure	1,273	1,345	1,304	1,291	1,168	1,248	1,192	1,101	**1,078**	(8)%
Tier 1 capital (fully loaded)	52.1	52.3	51.1	50.6	48.7	49.5	49.6	48.8	**50.4**	4 %
Leverage ratio (fully loaded)[1]	4.1 %	3.9 %	3.9 %	3.9 %	4.2 %	4.0 %	4.2 %	4.4 %	**4.7 %**	0.5 ppt
Tier 1 capital (phase-in)	55.1	55.4	54.1	53.7	50.5	50.6	50.7	49.9	**51.5**	2 %
Leverage ratio (phase-in)[1]	4.3 %	4.1 %	4.2 %	4.2 %	4.3 %	4.1 %	4.3 %	4.5 %	**4.8 %**	0.5 ppt

For footnotes please refer to page 30.

Non-GAAP financial measures (1/9)
Return Ratios and Adjusted profit (loss) before tax - Group

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	1,330	292	(946)	(687)	(1,293)	(2,634)	74	213	494	222	1,003	N/M	(55)%	N/M
Profit (loss)	341	201	(3,150)	(832)	(1,483)	(5,265)	(4)	84	317	215	612	N/M	(32)%	N/M
Profit (loss) attributable to noncontrolling interests	75	23	40	27	35	125	23	32	31	42	129	20 %	36 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	267	178	(3,190)	(859)	(1,518)	(5,390)	(27)	51	286	173	483	N/M	(40)%	N/M
Profit (loss) attributable to additional equity components	319	81	82	83	83	328	86	105	96	96	382	15 %	(0)%	16 %
Profit (loss) attributable to Deutsche Bank shareholders	(52)	97	(3,272)	(942)	(1,602)	(5,718)	(113)	(53)	191	77	101	N/M	(60)%	N/M
Average allocated shareholders' equity	62,610	62,527	61,799	58,754	57,476	60,170	55,969	55,534	54,848	54,884	55,308	(5)%	0 %	(8)%
Deduct: Average allocated goodwill and other intangible assets[21]	8,386	8,374	8,038	6,942	6,662	7,528	6,242	6,187	6,026	6,044	6,127	(9)%	0 %	(19)%
Average allocated tangible shareholders' equity	54,224	54,153	53,760	51,813	50,814	52,643	49,727	49,347	48,822	48,841	49,182	(4)%	0 %	(7)%
Post-tax return on average shareholders' equity[1,3]	(0.1) %	0.6 %	(21.2) %	(6.4) %	(11.1) %	(9.5) %	(0.8) %	(0.4) %	1.4 %	0.6 %	0.2 %	11.7 ppt	(0.8)ppt	9.7 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	(0.1) %	0.7 %	(24.3) %	(7.3) %	(12.6) %	(10.9) %	(0.9) %	(0.4) %	1.6 %	0.6 %	0.2 %	13.2 ppt	(0.9)ppt	11.1 ppt
Specific revenue items:														
Revenues	25,316	6,351	6,203	5,262	5,349	23,165	6,218	6,342	5,950	5,501	24,011	3 %	(8)%	4 %
Specific revenue items (for details see divisional pages)	(691)	(31)	(109)	182	(34)	8	(76)	(18)	(3)	67	(30)	N/M	N/M	N/M
Revenues ex. specific items	24,625	6,320	6,094	5,444	5,315	23,173	6,142	6,324	5,947	5,568	23,981	5 %	(6)%	3 %
Transformation charges[1]:														
Compensation and benefits	0	0	0	0	0	0	0	4	2	2	8	N/M	(4)%	N/M
IT costs	0	0	333	167	477	977	72	70	46	69	257	(85)%	52 %	(74)%
Professional service fees	0	0	0	4	8	12	3	4	6	4	18	(46)%	(31)%	44 %
Occupancy, furniture and equipment expenses	0	0	0	14	123	137	8	11	47	130	196	6 %	174 %	43 %
Communication, data services, marketing	0	0	0	0	0	0	0	5	1	1	7	N/M	(44)%	N/M
Other	0	0	18	0	0	18	1	0	2	1	4	N/M	(65)%	(80)%
Transformation charges[1]	0	0	351	186	608	1,145	84	95	104	207	490	(66)%	98 %	(57)%
Adjusted profit (loss) before tax:														
Profit (loss) before tax	1,330	292	(946)	(687)	(1,293)	(2,634)	74	213	494	222	1,003	N/M	(55)%	N/M
Specific revenue items	(691)	(31)	(109)	182	(34)	8	(76)	(18)	(3)	67	(30)	N/M	N/M	N/M
Transformation charges[1]	0	0	351	186	608	1,145	84	95	104	207	490	(66)%	98 %	(57)%
Impairment of goodwill / other intangibles	0	0	1,035	2	(0)	1,037	0	0	0	0	0	N/M	N/M	(100)%
Restructuring & severance	563	6	92	234	473	805	88	185	243	172	688	(64)%	(29)%	(15)%
Adjusted profit (loss) before tax	1,202	267	424	(84)	(246)	361	170	474	838	668	2,151	N/M	(20)%	N/M

For footnotes please refer to page 30.

Non-GAAP financial measures (2/9)
Return Ratios and Adjusted profit (loss) before tax - Corporate Bank

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	1,254	286	(285)	213	(121)	92	128	81	189	162	561	N/M	(15)%	N/M
Profit (loss)	903	206	(205)	153	(87)	66	92	59	136	116	404	N/M	(15)%	N/M
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	903	206	(205)	153	(87)	66	92	59	136	116	404	N/M	(15)%	N/M
Profit (loss) attributable to additional equity components	61	15	15	15	15	60	17	20	18	18	72	18 %	2 %	20 %
Profit (loss) attributable to Deutsche Bank shareholders	842	191	(221)	138	(102)	6	76	39	119	98	332	N/M	(17)%	N/M
Average allocated shareholders' equity	10,927	11,047	10,808	9,861	9,934	10,464	10,073	9,918	9,677	9,881	9,904	(1)%	2 %	(5)%
Deduct: Average allocated goodwill and other intangible assets	1,029	1,029	949	591	542	780	510	613	628	671	602	24 %	7 %	(23)%
Average allocated tangible shareholders' equity	9,898	10,018	9,859	9,270	9,392	9,684	9,563	9,305	9,049	9,210	9,302	(2)%	2 %	(4)%
Post-tax return on average shareholders' equity[1,3]	7.7 %	6.9 %	(8.2) %	5.6 %	(4.1) %	0.1 %	3.0 %	1.6 %	4.9 %	4.0 %	3.3 %	8.1 ppt	(0.9)ppt	3.3 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	8.5 %	7.6 %	(8.9) %	6.0 %	(4.4) %	0.1 %	3.2 %	1.7 %	5.2 %	4.3 %	3.6 %	8.6 ppt	(1.0)ppt	3.5 ppt
Specific revenue items:														
Revenues	5,278	1,344	1,289	1,324	1,286	5,244	1,325	1,336	1,254	1,230	5,145	(4)%	(2)%	(2)%
Sale of PB systems to TCS	0	0	0	0	0	0	0	0	0	16	16	N/M	N/M	N/M
Gain on sale - Global Transaction Banking	(57)	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	(57)	0	0	0	0	0	0	0	0	16	16	N/M	N/M	N/M
Revenues ex. specific items	5,221	1,344	1,289	1,324	1,286	5,244	1,325	1,336	1,254	1,246	5,161	(3)%	(1)%	(2)%
Adjusted profit (loss) before tax:														
Profit (loss) before tax	1,254	286	(285)	213	(121)	92	128	81	189	162	561	N/M	(15)%	N/M
Specific revenue items	(57)	0	0	0	0	0	0	0	0	16	16	N/M	N/M	N/M
Transformation charges[1]	0	0	0	6	154	160	26	4	15	15	59	(91)%	(1)%	(63)%
Impairment of goodwill / other intangibles	0	0	491	2	(0)	492	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	45	2	18	7	123	150	10	10	39	19	78	(84)%	(51)%	(48)%
Adjusted profit (loss) before tax	1,242	288	223	228	156	894	164	96	243	211	714	36 %	(13)%	(20)%

For footnotes please refer to page 30.

Non-GAAP financial measures (3/9)

Return Ratios and Adjusted profit (loss) before tax - Investment Bank

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	958	274	223	64	(60)	502	636	982	957	596	3,171	N/M	(38)%	N/M
Profit (loss)	690	197	161	46	(43)	361	458	707	689	429	2,283	N/M	(38)%	N/M
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	690	197	161	46	(43)	361	458	707	689	429	2,283	N/M	(38)%	N/M
Profit (loss) attributable to additional equity components	134	32	32	34	35	132	36	46	44	43	169	24 %	(1)%	28 %
Profit (loss) attributable to Deutsche Bank shareholders	556	166	129	13	(78)	229	422	661	645	386	2,114	N/M	(40)%	N/M
Average allocated shareholders' equity	22,629	23,400	23,201	22,869	22,759	23,052	22,337	23,126	23,307	23,187	22,943	2 %	(1)%	(0)%
Deduct: Average allocated goodwill and other intangible assets	2,086	2,107	1,981	1,698	1,478	1,824	1,258	1,101	1,063	1,088	1,134	(26)%	2 %	(38)%
Average allocated tangible shareholders' equity	20,542	21,293	21,220	21,172	21,281	21,227	21,079	22,025	22,244	22,099	21,809	4 %	(1)%	3 %
Post-tax return on average shareholders' equity[1,3]	2.5 %	2.8 %	2.2 %	0.2 %	(1.4) %	1.0 %	7.6 %	11.4 %	11.1 %	6.7 %	9.2 %	8.0 ppt	(4.4)ppt	8.2 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	2.7 %	3.1 %	2.4 %	0.2 %	(1.5) %	1.1 %	8.0 %	12.0 %	11.6 %	7.0 %	9.7 %	8.4 ppt	(4.6)ppt	8.6 ppt
Specific revenue items:														
Revenues	7,561	2,009	1,827	1,658	1,525	7,019	2,353	2,678	2,365	1,888	9,283	24 %	(20)%	32 %
DVA	(126)	49	15	62	14	140	(46)	27	(10)	23	(6)	67 %	N/M	N/M
Change in valuation of an investment - FIC S&T	(140)	(36)	(101)	37	(42)	(143)	10	(42)	10	(1)	(22)	(98)%	N/M	(84)%
Specific revenue items	(266)	12	(86)	99	(28)	(3)	(36)	(16)	1	22	(28)	N/M	N/M	N/M
Revenues ex. specific items	7,295	2,021	1,741	1,757	1,497	7,016	2,317	2,662	2,366	1,910	9,255	28 %	(19)%	32 %
Adjusted profit (loss) before tax:														
Profit (loss) before tax	958	274	223	64	(60)	502	636	982	957	596	3,171	N/M	(38)%	N/M
Specific revenue items	(266)	12	(86)	99	(28)	(3)	(36)	(16)	1	22	(28)	N/M	N/M	N/M
Transformation charges[1]	0	0	0	77	134	211	14	28	21	22	84	(84)%	4 %	(60)%
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	232	18	25	77	98	218	(2)	16	5	6	26	(94)%	16 %	(88)%
Adjusted profit (loss) before tax	924	304	163	318	144	929	613	1,010	983	646	3,252	N/M	(34)%	N/M

For footnotes please refer to page 30.

Non-GAAP financial measures (4/9)
Return Ratios and Adjusted profit (loss) before tax - Private Bank

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	616	206	(345)	121	(261)	(279)	135	(264)	(4)	**9**	**(124)**	N/M	N/M	(56)%
Profit (loss)	443	148	(248)	87	(188)	(201)	97	(190)	(3)	**7**	**(89)**	N/M	N/M	(56)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	443	148	(248)	87	(188)	(201)	97	(190)	(3)	**7**	**(89)**	N/M	N/M	(56)%
Profit (loss) attributable to additional equity components	63	15	15	16	16	62	17	21	20	**21**	**79**	27 %	4 %	27 %
Profit (loss) attributable to Deutsche Bank shareholders	380	133	(263)	72	(204)	(263)	79	(211)	(23)	**(14)**	**(168)**	(93)%	(39)%	(36)%
Average allocated shareholders' equity	12,397	12,085	11,860	11,429	11,423	11,729	11,358	11,190	11,499	**11,956**	**11,521**	5 %	4 %	(2)%
Deduct: Average allocated goodwill and other intangible assets	2,035	2,039	1,960	1,526	1,405	1,731	1,277	1,258	1,235	**1,248**	**1,255**	(11)%	1 %	(27)%
Average allocated tangible shareholders' equity	10,363	10,046	9,900	9,903	10,018	9,998	10,081	9,932	10,264	**10,708**	**10,266**	7 %	4 %	3 %
Post-tax return on average shareholders' equity[1,3]	3.1 %	4.4 %	(8.9) %	2.5 %	(7.2) %	(2.2) %	2.8 %	(7.5) %	(0.8) %	**(0.5) %**	**(1.5) %**	6.7 ppt	0.3 ppt	0.8 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	3.7 %	5.3 %	(10.6) %	2.9 %	(8.2) %	(2.6) %	3.2 %	(8.5) %	(0.9) %	**(0.5) %**	**(1.6) %**	7.6 ppt	0.4 ppt	1.0 ppt
Specific revenue items:														
Revenues	8,520	2,112	2,049	2,041	2,003	8,206	2,160	1,951	2,033	**1,982**	**8,126**	(1)%	(2)%	(1)%
Sale of PB systems to TCS - Private Bank Germany	0	0	0	0	0	0	0	0	0	**88**	**88**	N/M	N/M	N/M
Gain from property sale - Private Bank Germany	(156)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Sal. Oppenheim workout - International Private Bank (IPB)	(172)	(43)	(23)	(18)	(21)	(105)	(16)	(25)	(6)	**(66)**	**(114)**	N/M	N/M	8 %
Gain from property sale in IPB / Sal. Oppenheim	(40)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Specific revenue items	(368)	(43)	(23)	(18)	(21)	(105)	(16)	(25)	(6)	**22**	**(26)**	N/M	N/M	(76)%
Revenues ex. specific items	8,153	2,069	2,026	2,023	1,982	8,101	2,144	1,926	2,026	**2,005**	**8,100**	1 %	(1)%	(0)%
Adjusted profit (loss) before tax:														
Profit (loss) before tax	616	206	(345)	121	(261)	(279)	135	(264)	(4)	**9**	**(124)**	N/M	N/M	(56)%
Specific revenue items	(368)	(43)	(23)	(18)	(21)	(105)	(16)	(25)	(6)	**22**	**(26)**	N/M	N/M	(76)%
Transformation charges[1]	0	0	12	4	173	190	15	51	8	**49**	**122**	(72)%	N/M	(36)%
Impairment of goodwill / other intangibles	0	0	545	0	(0)	545	0	0	0	**0**	**0**	N/M	N/M	N/M
Restructuring & severance	112	(19)	(8)	9	174	156	66	136	183	**135**	**520**	(23)%	(27)%	N/M
Adjusted profit (loss) before tax	360	144	181	117	65	507	199	(103)	180	**216**	**493**	N/M	20 %	(3)%

For footnotes please refer to page 30.

Non-GAAP financial measures (5/9)

Return Ratios and Adjusted profit (loss) before tax - Asset Management

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	368	97	89	105	177	468	110	114	163	157	544	(11)%	(4)%	16 %
Profit (loss)	265	70	64	75	127	337	79	82	117	113	391	(11)%	(4)%	16 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	265	70	64	75	127	337	79	82	117	113	391	(11)%	(4)%	16 %
Profit (loss) attributable to additional equity components	8	3	3	3	3	11	3	4	3	3	14	16 %	2 %	24 %
Profit (loss) attributable to Deutsche Bank shareholders	258	67	62	73	125	326	76	78	114	109	378	(12)%	(4)%	16 %
Average allocated shareholders' equity	4,837	4,760	4,827	4,832	4,873	4,821	4,884	4,820	4,657	4,657	4,760	(4)%	0 %	(1)%
Deduct: Average allocated goodwill and other intangible assets[21]	3,024	3,007	3,026	3,033	3,060	3,032	3,046	3,054	2,961	2,912	2,993	(5)%	(2)%	(1)%
Average allocated tangible shareholders' equity	1,814	1,753	1,801	1,799	1,813	1,789	1,839	1,766	1,696	1,745	1,767	(4)%	3 %	(1)%
Post-tax return on average shareholders' equity[1,3]	5.3 %	5.6 %	5.1 %	6.0 %	10.2 %	6.8 %	6.2 %	6.5 %	9.8 %	9.4 %	7.9 %	(0.8)ppt	(0.4)ppt	1.2 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	14.2 %	15.3 %	13.7 %	16.1 %	27.5 %	18.2 %	16.6 %	17.7 %	26.9 %	25.1 %	21.4 %	(2.4)ppt	(1.8)ppt	3.2 ppt
Adjusted profit (loss) before tax:														
Profit (loss) before tax	368	97	89	105	177	468	110	114	163	157	544	(11)%	(4)%	16 %
Transformation charges[1]	0	0	0	9	21	30	0	0	1	4	5	(82)%	N/M	(83)%
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	45	4	28	6	3	41	7	18	7	5	37	38 %	(37)%	(11)%
Adjusted profit (loss) before tax	413	101	117	120	202	539	118	132	171	165	586	(18)%	(3)%	9 %

For footnotes please refer to page 30.

Non-GAAP financial measures (6/9)

Return Ratios and Adjusted profit (loss) before tax - Corporate & Other

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	(461)	(38)	138	(176)	(170)	(247)	(171)	(109)	(384)	**(285)**	**(948)**	67 %	(26)%	N/M
Profit (loss)	(949)	(37)	(2,369)	(464)	(675)	(3,546)	(180)	(148)	(314)	**(151)**	**(793)**	(78)%	(52)%	(78)%
Profit (loss) attributable to noncontrolling interests	75	23	40	27	35	125	23	32	31	42	129	20 %	36 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(1,023)	(59)	(2,410)	(491)	(710)	(3,670)	(203)	(180)	(345)	**(193)**	**(922)**	(73)%	(44)%	(75)%
Profit (loss) attributable to additional equity components	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders	(1,023)	(59)	(2,410)	(491)	(710)	(3,670)	(203)	(180)	(345)	**(193)**	**(922)**	(73)%	(44)%	(75)%
Average allocated shareholders' equity	115	0	0	0	0	0	46	(82)	(41)	(20)	(23)	N/M	(51)%	N/M
Deduct: Average allocated goodwill and other intangible assets	14	0	0	0	0	0	0	(0)	0	0	0	N/M	N/M	(51)%
Average allocated tangible shareholders' equity	101	0	0	0	0	0	46	(82)	(41)	**(20)**	**(23)**	N/M	(51)%	N/M
Post-tax return on average shareholders' equity[1,3]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Post-tax return on average tangible shareholders' equity[1,2,3]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Adjusted profit (loss) before tax:														
Profit (loss) before tax	(461)	(38)	138	(176)	(170)	(247)	(171)	(109)	(384)	**(285)**	**(948)**	67 %	(26)%	N/M
Transformation charges[1]	0	0	(0)	2	41	43	0	(42)	23	77	58	85 %	N/M	35 %
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	60	(2)	19	37	29	83	3	2	4	2	10	(94)%	(61)%	(88)%
Adjusted profit (loss) before tax	(402)	(41)	158	(138)	(100)	(121)	(168)	(149)	(357)	**(207)**	**(880)**	107 %	(42)%	N/M

For footnotes please refer to page 30.

Non-GAAP financial measures (7/9)

Return Ratios and Adjusted profit (loss) before tax - Core Bank

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	2,735	824	(180)	327	(435)	536	839	804	921	**639**	**3,204**	N/M	(31)%	N/M
Profit (loss)	1,352	584	(2,598)	(102)	(866)	(2,982)	546	510	625	**515**	**2,196**	N/M	(18)%	N/M
Profit (loss) attributable to noncontrolling interests	75	23	40	27	35	125	23	32	31	42	129	20 %	36 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	1,278	561	(2,638)	(129)	(901)	(3,107)	523	477	594	**473**	**2,068**	N/M	(20)%	N/M
Profit (loss) attributable to additional equity components	266	64	65	67	69	266	73	91	85	85	334	23 %	1 %	26 %
Profit (loss) attributable to Deutsche Bank shareholders	1,012	497	(2,703)	(196)	(970)	(3,372)	450	387	509	**387**	**1,734**	N/M	(24)%	N/M
Average allocated shareholders' equity	50,905	51,292	50,696	48,991	48,989	50,065	48,698	48,971	49,099	49,662	49,104	1 %	1 %	(2)%
Deduct: Average allocated goodwill and other intangible assets[21]	8,187	8,182	7,917	6,847	6,485	7,368	6,090	6,027	5,888	5,919	5,984	(9)%	1 %	(19)%
Average allocated tangible shareholders' equity	42,718	43,110	42,779	42,144	42,504	42,698	42,608	42,944	43,212	**43,743**	**43,119**	3 %	1 %	1 %
Post-tax return on average shareholders' equity[1,3]	2.0 %	3.9 %	(21.3) %	(1.6) %	(7.9) %	(6.7) %	3.7 %	3.2 %	4.2 %	**3.1 %**	**3.5 %**	11.0 ppt	(1.0)ppt	10.3 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	2.4 %	4.6 %	(25.3) %	(1.9) %	(9.1) %	(7.9) %	4.2 %	3.6 %	4.7 %	**3.5 %**	**4.0 %**	12.7 ppt	(1.2)ppt	11.9 ppt
Specific revenue items:														
Revenues	23,405	5,955	5,982	5,483	5,528	22,948	6,275	6,408	5,986	**5,566**	**24,236**	1 %	(7)%	6 %
Specific revenue items (for details see divisional pages)	(691)	(31)	(109)	81	(49)	(108)	(52)	(41)	(6)	**61**	**(38)**	N/M	N/M	(64)%
Revenues ex. specific items	22,714	5,924	5,873	5,564	5,479	22,840	6,223	6,367	5,980	**5,627**	**24,197**	3 %	(6)%	6 %
Adjusted profit (loss) before tax:														
Profit (loss) before tax	2,735	824	(180)	327	(435)	536	839	804	921	**639**	**3,204**	N/M	(31)%	N/M
Specific revenue items	(691)	(31)	(109)	81	(49)	(108)	(52)	(41)	(6)	61	(38)	N/M	N/M	(64)%
Transformation charges[1]	0	0	12	98	524	635	55	41	66	166	328	(68)%	151 %	(48)%
Impairment of goodwill / other intangibles	0	0	1,036	2	(0)	1,037	0	0	0	0	0	N/M	N/M	(100)%
Restructuring & severance	494	3	82	136	427	649	84	182	239	166	671	(61)%	(30)%	3 %
Adjusted profit (loss) before tax	2,537	796	842	645	467	2,749	926	986	1,220	**1,032**	**4,165**	121 %	(15)%	51 %

For footnotes please refer to page 30.

Non-GAAP financial measures (8/9)

Return Ratios and Adjusted profit (loss) before tax - Capital Release Unit

(In €m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Return ratios:														
Profit (loss) before tax	(1,404)	(532)	(766)	(1,014)	(858)	(3,170)	(765)	(591)	(427)	**(417)**	**(2,201)**	(51)%	(3)%	(31)%
Profit (loss)	(1,011)	(383)	(552)	(730)	(618)	(2,283)	(551)	(426)	(308)	**(300)**	**(1,584)**	(51)%	(3)%	(31)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(1,011)	(383)	(552)	(730)	(618)	(2,283)	(551)	(426)	(308)	**(300)**	**(1,584)**	(51)%	(3)%	(31)%
Profit (loss) attributable to additional equity components	54	16	17	16	14	63	12	14	11	10	48	(27)%	(8)%	(24)%
Profit (loss) attributable to Deutsche Bank shareholders	(1,065)	(399)	(569)	(746)	(632)	(2,346)	(563)	(440)	(319)	**(310)**	**(1,632)**	(51)%	(3)%	(30)%
Average allocated shareholders' equity	11,704	11,235	11,103	9,764	8,487	10,105	7,271	6,563	5,748	5,223	6,205	(38)%	(9)%	(39)%
Deduct: Average allocated goodwill and other intangible assets	199	192	121	95	177	160	152	160	138	125	143	(30)%	(10)%	(11)%
Average allocated tangible shareholders' equity	11,505	11,043	10,981	9,669	8,310	9,945	7,119	6,403	5,611	**5,098**	**6,062**	(39)%	(9)%	(39)%
Post-tax return on average shareholders' equity[1,3]	(9.1) %	(14.2) %	(20.5) %	(30.6) %	(29.8) %	(23.2) %	(31.0) %	(26.8) %	(22.2) %	(23.8) %	(26.3) %	6.0 ppt	(1.6)ppt	(3.1)ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	(9.3) %	(14.5) %	(20.7) %	(30.9) %	(30.4) %	(23.6) %	(31.7) %	(27.5) %	(22.7) %	(24.3) %	(26.9) %	6.1 ppt	(1.6)ppt	(3.3)ppt
Specific revenue items:														
Revenues	1,911	396	221	(220)	(180)	217	(57)	(66)	(36)	**(65)**	**(225)**	(64)%	81 %	N/M
DVA	0	0	0	19	15	35	(24)	23	2	7	8	(56)%	167 %	(77)%
Update in valuation methodology	0	0	0	81	0	81	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	0	0	0	100	15	116	(24)	23	2	**7**	**8**	(56)%	167 %	(93)%
Revenues ex. specific items	1,911	396	221	(120)	(164)	332	(81)	(44)	(34)	**(59)**	**(217)**	(64)%	75 %	N/M
Adjusted profit (loss) before tax:														
Profit (loss) before tax	(1,404)	(532)	(766)	(1,014)	(858)	(3,170)	(765)	(591)	(427)	**(417)**	**(2,201)**	(51)%	(3)%	(31)%
Specific revenue items	0	0	0	100	15	116	(24)	23	2	7	8	(56)%	167 %	(93)%
Transformation charges[1]	0	0	339	87	83	510	29	54	38	41	162	(51)%	6 %	(68)%
Impairment of goodwill / other intangibles	0	0	(0)	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	69	4	9	98	46	157	3	3	4	6	17	(87)%	48 %	(89)%
Adjusted profit (loss) before tax	(1,335)	(529)	(418)	(729)	(713)	(2,388)	(756)	(512)	(383)	**(363)**	**(2,014)**	(49)%	(5)%	(16)%

For footnotes please refer to page 30.

Non-GAAP financial measures (9/9)
Per Share information and net assets

(In € m., unless stated otherwise)	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	FY 2020 vs. FY 2019
Earnings per share measure:														
Profit (loss) attributable to Deutsche Bank shareholders after AT1-coupon adjustment (in € m)	(26)	178	(3,520)	(859)	(1,518)	(5,719)	(27)	(297)	286	**173**	**135**	N/M	(40)%	N/M
Weighted-average shares outstanding	2,102	2,097	2,114	2,112	2,117	2,110	2,121	2,111	2,104	**2,103**	**2,108**	(1)%	(0)%	(0)%
Adjusted weighted-average shares after assumed conversions	2,102	2,152	2,114	2,112	2,117	2,110	2,121	2,111	2,157	**2,149**	**2,170**	1 %	(0)%	3 %
Basic earnings per share in €[9]	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	€ (0.01)	€ (0.14)	€ 0.14	**€ 0.08**	**€ 0.06**	N/M	(40)%	N/M
Diluted earnings per share in €[1,9]	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	€ (0.01)	€ (0.14)	€ 0.13	**€ 0.08**	**€ 0.06**	N/M	(39)%	N/M
Book Value per basic share outstanding:														
Total shareholders' equity (Book value)	62,495	62,914	58,742	58,354	55,857	55,857	55,838	55,297	54,729	**54,774**	**54,774**	(2)%	0 %	(2)%
Number of shares issued	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	**2,067**	**2,067**	0 %	0 %	0 %
Treasury shares	(1)	(4)	(2)	(1)	(1)	(1)	(2)	(10)	(2)	**(1)**	**(1)**	101 %	(40)%	101 %
Vested share awards	40	45	50	48	52	52	70	54	37	**39**	**39**	(26)%	6 %	(26)%
Basic Shares Outstanding	2,105	2,108	2,115	2,114	2,119	2,119	2,135	2,111	2,101	**2,104**	**2,104**	(1)%	0 %	(1)%
Book value per basic share outstanding in €	29.69	29.84	27.77	27.61	26.37	26.37	26.15	26.19	26.05	**26.03**	**26.03**	(1)%	(0)%	(1)%
Tangible book value per basic share outstanding:														
Total shareholders' equity (Book value)	62,495	62,914	58,742	58,354	55,857	55,857	55,838	55,297	54,729	**54,774**	**54,774**	(2)%	0 %	(2)%
Deduct: Goodwill and other intangible assets[21]	8,372	8,404	6,938	6,859	6,254	6,254	6,216	6,130	6,001	**5,997**	**5,997**	(4)%	(0)%	(4)%
Tangible shareholders' equity (Tangible book value)	54,122	54,509	51,804	51,495	49,603	49,603	49,622	49,167	48,728	**48,777**	**48,777**	(2)%	0 %	(2)%
Number of shares issued	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	**2,067**	**2,067**	0 %	0 %	0 %
Treasury shares	(1)	(4)	(2)	(1)	(1)	(1)	(2)	(10)	(2)	**(1)**	**(1)**	101 %	(40)%	101 %
Vested share awards	40	45	50	48	52	52	70	54	37	**39**	**39**	(26)%	6 %	(26)%
Basic Shares Outstanding	2,105	2,108	2,115	2,114	2,119	2,119	2,135	2,111	2,101	**2,104**	**2,104**	(1)%	0 %	(1)%
Tangible book value per basic share outstanding in €	25.71	25.86	24.49	24.36	23.41	23.41	23.24	23.29	23.19	**23.18**	**23.18**	(1)%	(0)%	(1)%
Net assets (adjusted), in € bn.														
Total assets[6]	1,348	1,437	1,436	1,501	1,298	1,298	1,491	1,407	1,388	**1,325**	**1,325**	2 %	(5)%	2 %
Deduct: Derivatrives (incl. hedging derivatives & derivatives reclassified into hfs) credit line netting	253	263	292	351	266	266	351	291	266	**266**	**266**	0 %	0 %	0 %
Deduct: Derivatives cash collateral received / paid	68	70	79	94	74	74	93	94	88	**83**	**83**	12 %	(5)%	12 %
Deduct: Securities Financing Transactions credit line netting	1	1	1	4	1	1	2	3	1	**1**	**1**	8 %	(18)%	8 %
Deduct: Pending settlements netting	18	40	42	34	10	10	51	34	39	**12**	**12**	12 %	(70)%	12 %
Net assets (adjusted)[16]	1,010	1,063	1,022	1,019	946	946	994	986	994	**962**	**962**	2 %	(3)%	2 %

For footnotes please refer to page 30.

Definition of certain financial measures and other information (1/4)

Non-GAAP Financial Measures

This document and other documents the Group has published or may publish contain non-GAAP financial measures. Non-GAAP financial measures are measures of the Group's historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group's financial statements.

Return on Equity Ratios

The Group reports a post tax return on average shareholders' equity and a post-tax return on average tangible shareholders' equity, each of which is a non-GAAP financial measure.

The post-tax returns on average shareholders' equity and average tangible shareholders' equity are calculated as profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon as a percentage of average shareholders' equity and average tangible shareholders' equity, respectively.

Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon for the segments is a non-GAAP financial measure and is defined as profit (loss) excluding post-tax profit (loss) attributable to noncontrolling interests and after AT1 coupon, which are allocated to segments based on their allocated average tangible shareholders' equity.

For the Group, it reflects the reported effective tax rate which was 74 % for FY 2018, 31 % for Q1 2019, (233) % for Q2 2019, (21) % for Q3 2019, (15) % for Q4 2019, (100) % for FY 2019, 106 % for Q1 2020, 61 % for Q2 2020, 36 % for Q3 2020, 3 % for Q4 2020 and 39 % for FY 2020.

For the segments, the applied tax rate was 28 % for all quarters in 2020, 28 % for all quarters in 2019 and 28 % for 2018.

At the Group level, tangible shareholders' equity is shareholders' equity as reported in the Consolidated Balance Sheet excluding goodwill and other intangible assets. Tangible shareholders' equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders' equity as allocated to the segments. Shareholders' equity and tangible shareholders' equity are presented on an average basis.

The Group believes that a presentation of average tangible shareholders' equity makes comparisons to its competitors easier, and refers to this measure in the return on equity ratios presented by the Group. However, average tangible shareholders' equity is not a measure provided for in IFRS, and the Group's ratios based on this measure should not be compared to other companies' ratios without considering differences in the calculations.

Allocation of Average Shareholders' Equity

Shareholders' equity is fully allocated to the Group's segments based on the regulatory capital demand of each segment. Regulatory capital demand reflects the combined contribution of each segment to the Groups' Common Equity Tier 1 ratio, the Groups' Leverage ratio and the Group's Capital Loss under Stress.

Contributions in each of the three dimensions are weighted to reflect their relative importance and level of constraint for the Group.

Contributions to the Common Equity Tier 1 ratio and the Leverage ratio are measured through Risk Weighted Assets (RWA) and Leverage Ratio Exposure. The Group's Capital Loss under Stress is a measure of the Group's overall economic risk exposure under a defined stress scenario.

Goodwill and other intangible assets are directly attributed to the Group's segments in order to allow the determination of allocated tangible shareholders' equity and the respective returns.

Shareholders' equity and tangible shareholders' equity is allocated on a monthly basis and averaged across quarters and for the full year.

Adjusted costs

Adjusted costs is one of the key performance indicators and is a non-GAAP financial measure for which the most directly comparable IFRS financial measure is noninterest expenses. Adjusted costs is calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) net litigation charges and (iii) restructuring and severance from noninterest expenses under IFRS. The Group believes that a presentation of noninterest expenses excluding the impact of these items provides a more meaningful depiction of the costs associated with our operating businesses.

Revenues excluding specific items

Revenues excluding specific items is a performance indicator that is a non-GAAP financial measure most directly comparable to the IFRS financial measure net revenues. Revenues excluding specific items is calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are Debt Valuation Adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time. The Group believes that a presentation of net revenues excluding the impact of these items provides a more meaningful depiction of the revenues associated with our business.

Transformation charges

Transformation charges are costs included in adjusted costs that are directly related to Deutsche Bank's transformation as a result of the new strategy announced on July 7, 2019 and certain costs related to incremental or accelerated decisions driven by the changes in our expected operations due to the COVID-19 pandemic. Such charges include the transformation-related impairment of software and real estate, the accelerated software amortization and other transformation charges like onerous contract provisions or legal and consulting fees related to the strategy execution.

Adjusted profit (loss) before tax

Adjusted profit (loss) before tax is calculated by adjusting the profit (loss) before tax under IFRS for specific revenue items, transformation charges, impairments of goodwill and other intangibles, as well as restructuring and severance expenses.

Definition of certain financial measures and other information (3/4)

Expenses eligible for reimbursement related to Prime Finance

BNP Paribas and Deutsche Bank have signed a master transaction agreement to provide continuity of service to Deutsche Bank's Prime Finance and Electronic Equities clients. Under the agreement Deutsche Bank will continue to operate the platform until clients can be migrated to BNP Paribas, and expenses of the transferred business are eligible for reimbursement by BNP Paribas.

Fully loaded CRR/CRD Measures

We present in this report certain figures based on the CRR definition of own fund instruments (applicable for AT1 capital and T2 capital and figures based thereon, including Tier 1, Total Capital and Leverage Ratio) on a "fully loaded" basis. We calculate such "fully loaded" figures excluding the transitional arrangements for own fund instruments as provided in the currently applicable CRR/CRD. For CET1 instruments we do not make use of transitional provisions.

Transitional arrangements are applicable for Additional Tier 1 (AT1) and Tier 2 (T2) instruments. Capital instruments issued on or prior to December 31, 2011, that no longer qualify as AT1 or T2 capital under the fully loaded CRR/CRD as currently applicable are subject to grandfathering rules during the transitional period and are being phased out from 2013 to 2022 with their recognition capped at 30 % in 2019, 20 % in 2020 and 10 % in 2021 (in relation to the portfolio eligible for grandfathering which was still in issue on December 31, 2012). The current CRR as applicable since June 27, 2019, provides further grandfathering rules for AT1 and T2 instruments issued prior to June 27, 2019. Thereunder, AT1 and T2 instruments issued through special purpose entities are grandfathered until December 31, 2021, and AT1 and T2 instruments that do not meet certain new requirements that apply since June 27, 2019 continue to qualify until June 26, 2025. Instruments issued under UK law which do not fulfill all CRR requirements after the UK has left the European Union are also excluded from our fully loaded definition.

Our CET1 and RWA figures show no difference between CRR/CRD as currently applicable and fully loaded CRR/CRD based on our definition of "fully loaded".

For reporting dates earlier than June 30, 2020, we still applied our earlier concept of fully loaded, defined as excluding the transitional arrangements for own funds instruments introduced by the CRR/CRD applicable until June 26, 2019, but reflecting the transitional arrangements introduced by the amendments to the CRR/CRD applicable from June 27, 2019, and further amendments thereafter.

For description of our regulatory measures please refer to our Annual Report 2019 "Management Report: Risk Report: Risk and Capital Performance"

Net assets (adjusted)

Net assets (adjusted) are defined as IFRS Total assets adjusted to reflect the recognition of legal netting agreements, offsetting of cash collateral received and paid and offsetting pending settlements balances. The Group believes that a presentation of net assets (adjusted) makes comparisons to its competitors easier.

Book Value and Tangible Book Value per Basic Share Outstanding

Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the Bank's total shareholders' equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the Bank's total shareholders' equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.

Definition of certain financial measures and other information (4/4)

Core Bank

The Core Bank represents the Group excluding the Capital Release Unit (CRU).

Cost ratios

Cost/income ratio: Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Compensation ratio: Compensation and benefits as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Noncompensation ratio: Noncompensation noninterest expenses, which are defined as total noninterest expenses less compensation and benefits, as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Other key ratios

Diluted earnings per share: Profit (loss) attributable to Deutsche Bank shareholders, which is defined as profit (loss) excluding noncontrolling interests, divided by the weighted-average number of diluted shares outstanding. Diluted earnings per share assume the conversion into common shares of outstanding securities or other contracts to issue common stock, such as share options, convertible debt, unvested deferred share awards and forward contracts.

Book value per basic share outstanding: Book value per basic share outstanding is defined as shareholders' equity divided by the number of basic shares outstanding (both at period end).

Tangible book value per basic share outstanding: Tangible book value per basic share outstanding is defined as shareholders' equity less goodwill and other intangible assets, divided by the number of basic shares outstanding (both at period-end).

Tier 1 capital ratio: Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Common Equity Tier 1 capital ratio: Common Equity Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Fully loaded CRR/CRD Leverage Ratio: Tier 1 capital (CRR/CRD fully loaded), as a percentage of the CRR/CRD leverage ratio exposure measure.

Phase-in CRR/CRD Leverage Ratio: Tier 1 capital (CRR/CRD phase-in), as a percentage of the CRR/CRD leverage ratio exposure measure.

Net interest margin: For Group and Divisions, Net interest income (before provision for credit losses) as a percentage of average total interest earnings assets. Net interest margins per division are based on their contribution to the Group results.

Average yield on loans: Interest income on loans as a percentage of average loans at amortized cost based upon month-end balances.

Provision for credit losses as a percentage of average loans: Provision for credit losses as a percentage of average loans, gross, based upon month-end balances.

Footnotes

1. Definitions of certain financial measures are provided on pages 26-29 of this document.
2. The reconciliation of average tangible shareholders' equity is provided on pages 17-25 of this document.
3. Based on Profit (loss) attributable to Deutsche Bank shareholders (Post-tax).
4. The reconciliation of adjusted costs is provided on page 3 and 7-13 of this document.
5. Includes expenses eligible for reimbursement related to Prime Finance of € 360 million for full-year 2020, € 81 million in Q4 2020, € 89 million in Q3 2020, € 92 million in Q2 2020, € 98 million in Q1 2020 and € 102 million in Q4 2019, which are excluded from the definition of our targets.
6. At period end.
7. We calculate our leverage ratio exposure according to CRR as currently applicable, starting with June 30, 2020 including the "quick fix" amendment of the CRR (Regulation (EU) 2020/873). Starting with September 30, 2020, the Group is allowed to exclude certain Euro-based exposures facing Eurosystem central banks from the leverage ratio exposure based on the ECB-decision (EU) 2020/1306. This exclusion currently applies until June 27, 2021. As of December 31, 2020 the "pro-forma" leverage exposure and leverage ratio without exclusion of these central bank balances would amount to € 1.163 billion and 4.3% (fully loaded) / 4.4% (phase-in).
8. Contains Group-neutral reallocation of Central Liquidity Reserves to business divisions.
9. Earnings were adjusted by € 292 million net of tax for the coupons paid on Additional Tier 1 Notes in April 2018. From 2019 onwards, the tax impact is recognized in net income (loss) directly. Accordingly earnings were adjusted by € 349 million and € 330 million before tax for the coupons paid on Additional Tier 1 Notes in April 2020 and April 2019, respectively. The coupons paid on Additional Tier 1 Notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33. Diluted Earnings per Common Share include the numerator effect of assumed conversions. In case of a net loss potentially dilutive shares are not considered for the earnings per share calculation, because to do so would decrease the net loss per share.
10. Includes Additional Tier 1 Notes, which constitute unsecured and subordinated notes of Deutsche Bank and are classified as equity in accordance with IFRS.
11. Includes net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss, net fee and commission income and remaining revenues.
12. IPB Personal Banking includes small businesses in Italy, Spain and India and IPB Private Banking includes small & mid caps in Italy, Spain and India.
13. Q2 2019 reflects € 491 million impairment of goodwill related to the Cash Generating Unit Global Transaction Banking & Corporate Finance (GTB & CF) within the former Corporate & Investment Bank corporate division.
14. Reflects front office employees and related infrastructure employees on an allocated basis.
15. Segment assets represent consolidated view, i.e. the amounts do not include intersegment balances (except for Central Liquidity Reserves, Shorts Coverage, Liquidity Portfolio and Repack reallocations, regarding assets consumed by other segments but managed by CB/ IB).
16. Assets under Management include assets held on behalf of customers for investment purposes and/or assets that are managed by DB. They are managed on a discretionary or advisory basis or are deposited with DB.
17. Annualized management fees divided by average Assets under Management.
18. IFRS 9 introduces a three stage approach to impairment for Financial Assets that are not credit-impaired at the date of origination or purchase. This approach is summarized as follows:
    Stage 1: The Group recognizes a credit loss allowance at an amount equal to 12-month expected credit losses.
    Stage 2: The Group recognizes a credit loss allowance at an amount equal to lifetime expected credit losses for those Financial Assets which are considered to have experienced a significant increase in credit risk since initial recognition.
    Stage 3: The Group recognizes a loss allowance at an amount equal to lifetime expected credit losses, reflecting a Probability of Default of 100 %, via the expected recoverable cash flows for the asset, for those Financial Assets that are credit-impaired. POCI = Purchased or Originated Credit Impaired.
19. Financial Assets at Amortized Cost consist of: Loans at Amortized Cost, Cash and central bank balances, Interbank balances (w/o central banks), Central bank funds sold and securities purchased under resale agreements, Securities borrowed and certain subcategories of Other assets.
20. Allowance for credit losses does not include allowance for country risk for Amortized Cost and Off-Balance Sheet positions.
21. Since Q1 2018 Goodwill and other intangible assets attributable to the partial sale of DWS are excluded.
22. Includes € 0.1 billion for December 31, 2020, € 0.1 billion for September 30, 2020 and € 0.2 billion for June 30, 2020 resulting from IFRS9 transitional arrangements which we applied from June 30, 2020. The transitional arrangements in relation to IFRS 9 as provided in the current CRR/CRD, Article 473a CRR allowed for a phase-in of the corresponding CET 1 reduction due to the increase of IFRS 9 credit loss allowance over a five year period until year end 2022. The "quick fix" of the CRR (Regulation (EU2020/873)) amended the Article 473a CRR in the extend to reset the dynamic component i.e. it separately covers the periods from January 1, 2018 to January 1, 2020 and the period from January 1, 2020 to the current reporting date, the phase-in period is extended until 2024, and the phase-in percentages are modified.